The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 30, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus Dated June 24, 2021)	Filed pursuant to Rule 424(b)(5) (Registration No. 333-257057)

Chicken Soup for the Soul Entertainment Inc.

_______ Shares of Class A Common Stock

We are offering _______ shares of our Class A common stock, including ______ shares that will be purchased in this offering at the public offering price by our parent company, Chicken Soup for the Soul, LLC (“CSS”). See “Use of Proceeds.” Certain of our officers and directors may purchase shares in this offering.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “CSSE.” On March 29, 2023, the last reported sale price of our Class A common stock was $3.05 per share.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Underwriting.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 19 of the base prospectus to which this prospectus supplement relates, page S-18 of this prospectus supplement, and page 54 of our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022, as filed with the Securities and Exchange Commission on November 14, 2022 (and amended on November 16, 2022), and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus supplement by reference for certain risks and uncertainties you should consider.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses. No discount will apply and no commission paid on the shares purchased by CSS in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of Class A common stock will be made on or about                , 2023.

Sole Managing Underwriter

Craig-Hallum

The date of this prospectus supplement is March ____, 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-257057) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.

Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $1,000,000,000. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement relates to the offering of ______ shares of our Class A common stock in an underwritten offering to the public. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our Class A common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the sales agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

CERTAIN CORPORATE INFORMATION AND DEFINITIONS

Our company, Chicken Soup for the Soul Entertainment, Inc., is referred to in this prospectus as “CSSE,” the Company,” or “we” or similar pronouns. References to:

•	“CSS Productions” means Chicken Soup for the Soul Productions, LLC, our immediate parent;

•	“CSS” means Chicken Soup for the Soul, LLC, our intermediate parent company;

•	“CSS Holdings” means Chicken Soup for the Soul Holdings, LLC, the parent company of CSS and our ultimate parent company;

•	“Redbox” means RB Second Merger Sub LLC, the surviving company in the Redbox Acquisition (as defined below), and a wholly owned subsidiary of CSSE;

•	“Redbox Automated” mean Redbox Automated Retail LLC, a wholly owned subsidiary of Redbox;

•	“Screen Media” means Screen Media Ventures, LLC, a wholly owned subsidiary of CSSE;

•	“A Plus” means A Sharp Inc. (d/b/a A Plus), a wholly owned subsidiary of CSSE;

•	“Pivotshare” means Pivotshare, Inc., a wholly owned subsidiary of CSSE;

•	“Crackle Plus” means Crackle Plus, LLC, a wholly owned subsidiary of CSSE;

•	“Landmark Studio Group” means Landmark Studio Group, a majority owned subsidiary of CSSE;

•	“Halcyon Television” means Halcyon Television LLC, a wholly owned subsidiarity of CSSE;

•	“Halcyon Studios” mean Halcyon Studios LLC, a majority owned subsidiary of Halcyon Television;

•	“CSS AVOD” means CSS AVOD Inc., a majority owned subsidiary of CSSE; and

•	“1091 Pictures” means TOFG LLC, a wholly owned subsidiary of Screen Media.

We and our subsidiaries and affiliates have proprietary rights to the trademarks and trade names used herein, including, among others, Chicken Soup for the Soul®, Crackle®, Redbox®, Popcornflix.com®, Popcornflix Kids®, Truli®, and FrightPix®. Solely as a matter of convenience, trademarks and trade names referred to herein may or may not be accompanied with the marks of “TM” or “®”, however, the absence of such marks is not intended to indicate that the Company or its affiliates or subsidiaries will not assert, to the fullest extent possible under applicable law, their respective rights to such trademarks and trade names.

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may include, for example, statements about:

•	our limited operating history;

•	our financial performance, including our ability to generate revenue;

•	our ability to integrate the operations of Redbox into the operations of our overall company as a result of our acquisition of Redbox (the “Redbox Acquisition”) in August 2022;
•	the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties our financial performance, including our ability to generate revenue;

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;

•	the ability of our content offerings to achieve market acceptance;

•	the impact of increased competition;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our potential ability to obtain additional financing when and if needed;

•	our ability to protect our intellectual property;

•	our ability to complete strategic acquisitions, including joint ventures and co-production arrangements;

•	our ability to manage growth and integrate acquired operations;

•	uninterrupted service by the third-party service providers we rely on for the distribution of our content and delivery of ad impressions;

•	the potential liquidity and trading of our securities;

•	downward revisions to, or withdrawals of, our credit ratings by third-party rating agencies;

•	regulatory or operational risks; and

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

The forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve numerous risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors incorporated by reference or described in the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere or incorporated by reference in this prospectus supplement and accompanying base prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our Class A common stock. Please carefully read this entire prospectus supplement, including the risk factors set forth in the base prospectus to which this prospectus supplement relates, this prospectus supplement, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022, as amended, as well as the information incorporated by reference in this prospectus supplement and the accompanying base prospectus.

General

Chicken Soup for the Soul Entertainment provides premium content to value-conscious consumers. We are one of the largest advertising-supported video-on-demand (AVOD) companies in the US, with three flagship AVOD streaming services: Redbox, Crackle, and Chicken Soup for the Soul. In addition, we operate Redbox Free Live TV, a free ad-supported streaming television (FAST) service with over 160 channels as well as a transactional video-on-demand (TVOD) service, and a network of approximately 32,000 kiosks across the U.S. for DVD rentals. To provide original and exclusive content to its viewers, we create, acquire, and distribute films and TV series through our Screen Media and Chicken Soup for the Soul TV Group subsidiaries. The company’s best-in-class ad sales organization is known to advertisers as Crackle Plus, a sales platform of unique scale and differentiated reach. Crackle Plus combines the ad inventory of our owned-and-operated networks and inventory with over 15 other premium AVOD partners who have chosen us to represent them in the marketplace. Across Redbox, Crackle, Chicken Soup for the Soul and Screen Media, we have access to almost 70,000 content assets. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous books series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Our AVOD services boast approximately 50 million monthly active users and are distributed through every major distribution platform including Roku, Amazon Fire TV, Samsung, Vizio, Xbox, and PlayStation. Our consumers view content produced through our various television production affiliates, acquired by Screen Media, or licensed from Sony Pictures Television (SPT), Lionsgate, Paramount, Fox, Warner Bros. Discovery, Disney and more than 100 other production and distribution companies, as well as through our media partners. Crackle is among the most watched independent AVOD streaming services and has multiple branded FAST networks, all of which offer consumers free TV series and movies. Crackle is known for premium original and acquired content that delivers audiences of scale across a demographic spectrum.

Through our recently launched Chicken Soup for the Soul AVOD streaming service and FAST channel, we offer original and acquired unscripted lifestyle and scripted series and theatrical content that appeals to women and families.

The acquisition of Redbox in August 2022 added another established brand and leading home entertainment provider to the Chicken Soup for the Soul Entertainment portfolio of companies. For more than 20 years, Redbox has focused on providing U.S. customers with the best value in entertainment and the most choice in how they consume it, through physical media and/or digital services. Through its physical media business, consumers can rent or purchase new-release DVDs and Blu-ray Discs® from its nationwide network of approximately 32,000 self-service kiosks. In the recent past, Redbox transformed from a pure-play DVD rental company to a multi-faceted entertainment company, providing additional value and choice to consumers through multiple digital products across a variety of content windows. The Redbox digital business includes Redbox On Demand, a TVOD service offering digital rental and purchase of new release and catalog movies; Redbox Free On Demand, an AVOD service providing free movies and TV shows on demand; and Redbox Free Live TV, a FAST service providing consumers access to over 160 linear channels. Chicken Soup for the Soul Entertainment also generates revenue through its Redbox Service business by providing installation, merchandising and break-fix services to other kiosk operators, and via Crackle Plus, selling third-party display advertising within Redbox’s mobile app, website, and e-mails, as well as display and digital advertising at the kiosk.

Screen Media manages one of the industry’s largest independently owned television and film libraries consisting of approximately 20,000 films and television episodes. Screen Media also acquires approximately 10 to 20 new feature films and a few hundred genre titles each year. Screen Media provides content for the Crackle Plus portfolio and also distributes its library to other exhibitors and third-party networks to generate additional revenue and operating cash flow. Our Halcyon Television subsidiary manages the extensive film and television library we acquired from Sonar Entertainment in 2021. This library is distributed by Screen Media and contains more than 1,000 titles, and 4,000 hours of programming, ranging from classics, including The Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios), to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia. Our Halcyon library titles have received 446 Emmy Award nominations, 105 Emmy Awards and 15 Golden Globe Awards. In March of 2022, Screen Media acquired 1091 Pictures that added approximately 4,000 films and episodes of licensed content as well as established FAST and AVOD channels in genre specific verticals with approximately 1 billion yearly ad-impressions.

Chicken Soup for the Soul Television Group houses our film and television production activities and produces or co-produces original content for Crackle Plus as well as content for other third-party networks. This group’s production efforts are conducted through a number of affiliates, including Landmark Studio Group Chicken Soup for the Soul Studios, Indian-centric Locomotive Global Inc., and Halcyon Studios, which was formed in connection with our acquisition of the assets of Sonar Entertainment. Halcyon Studios develops, produces, finances, and distributes high-caliber scripted content for our company for all platforms across a broad spectrum in the U.S. and internationally, including premium series such as Hunters (Amazon Prime) and Mysterious Benedict Society (Disney+).

Collectively, Screen Media and Chicken Soup for the Soul Television Group enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, in support of our streaming services. We believe that we are the only scaled independent AVOD business with the proven capability to acquire, create and distribute original programming, and that we have one of the largest libraries of company-owned and third-party content in the AVOD industry. We believe this differentiation is important as consumers materially shift their viewing habits from traditional network-scheduled, linear and broadcast viewing to individual, personalized on-demand viewing in response to the ever-growing availability of high-speed content delivery across devices.

The U.S. market for AVOD and FAST saw record revenues approaching $17 billion in 2022 up approximately 40% from 2021. The industry projections have these revenues growing to $31 billion by 2027 in the U.S. and closer to $70 billion worldwide. At the same time, advertising spending on traditional linear television networks is expected to decline as more viewers transition from pay television subscriptions to connected TV (CTV) viewing. For these reasons, interest in the AVOD business model is increasing, evidenced by traditional linear network operators increasingly seeking to acquire or launch AVOD networks to maintain access to viewers making this transition and established SVOD players expanding their offerings to include a hybrid AVOD that in most cases still requires a subscription fee. We believe free AVOD networks will continue to accelerate growth, particularly as consumers seek affordable programming alternatives to multiple SVOD offerings.

Our Strategy

We believe our company is in a differentiated position within the growing and evolving television industry, as we execute our strategy to become the leading provider of premium entertainment for value-conscious consumers. We identified the trends favoring the growth of free AVOD streaming services in 2015 and began building our direct-to-consumer (DTC) offering in 2017, including the development of our original content production strategy. Since then, with Crackle and Chicken Soup for the Soul, we have built premier ad-supported streaming services that deliver utility and value to viewers and advertisers. With the addition of Redbox, we have added an iconic and beloved brand that enhances our existing leadership in the AVOD landscape. Redbox’s connected TV app boasts a robust and integrated ad-supported VOD and free live TV (FAST) service. Redbox’s DVD rental kiosks and connected TV transactional VOD businesses are positioned to capitalize on the post-COVID resurgence of theatricals at the box-office. This combination of assets elevates our newly combined company within the marketplace to a top five AVOD business and top four TVOD platform. We believe Chicken Soup for the Soul Entertainment has the advantage of being unencumbered by the often-conflicting strategic choices and priorities faced by diversified media companies that own both legacy linear television networks and VOD streaming services intended to compete with legacy networks. We are singularly focused on the value-conscious consumer and serving that consumer with unique and differentiated offerings that feature a range of mass-appeal and thematic content, a focus on original and exclusive content, and which employ innovative user platforms and data analytics to deliver more personalized viewing experiences and more engaging advertising. We are executing on our strategy in multiple ways:

•	Content: Maximize transactional revenue and cost-effectively grow our production business, our content library, and our ownership of content rights.

o	Transactional revenue. As films exit the theatrical window, they enter the home video window in which we are dominant player offering rentals and sales across both physical and TVOD. We are focused on maximizing and accelerating transactional content revenue for both our Redbox physical and digital businesses. As the volume, quality and cadence of significant theatrical releases returns to pre-COVID levels, we expect to drive DVD rentals and sales higher at our vast national kiosk network, as well as continue growing our TVOD rentals and sales.

o	Original & exclusive programming. Our focus on “original and exclusive” content, supported by our distribution and production business, is designed to distinguish our AVOD network brands among viewers. We are able to add to our existing broad base of content without the significant capital outlay of a traditional television or film studio by producing new originals at low cost through creative partnerships, such as our popular series Going from Broke from executive producer Ashton Kutcher, and Inside The Black Box, our innovative and award-winning look inside black Hollywood.

o	Content acquisition and rights ownership. Through Screen Media, we continue to acquire the rights to additional exclusive content. This strategy reduces our reliance on content licensing, which leads to lower costs of revenue and increased gross margin and provides us with wider distribution opportunities to generate additional revenue. When economically attractive, we often, from time to time, choose to sell all or a subset of rights of an individual title in our content library to generate funds to keep our overall investment in content cost effective and maximize returns to our investors. We consider all sources of content recoupment revenue, including ancillary revenues and intellectual property infringement.

•	Advertising: Utilize technology and data to deliver innovative advertising formats and relevant ads that engage viewers.

o	Advertiser-desired audience profile. We believe we enjoy strong relationships with leading advertisers based on our demographic reach, our sales approach, and our commitment to premium content and innovative, engaging ad formats. Our networks offer advertisers a desirable target audience. For example, the average age of our Crackle viewers is 33, compared to 58 for traditional broadcast networks, and 54 for advertising-supported cable networks. We estimate that 32% of our viewers fall in the 18-34 age demographic.

o	Diverse sales channels. We employ a diverse and targeted advertising sales strategy, using direct, local reseller and programmatic sales channels to provide us with optionality based on market conditions. Most of our advertising revenues are derived from direct sales and local reseller agreements, which we believe give us greater margin contribution and control over our advertising avails than is possible with traditional programmatic advertising. The majority of our programmatic advertising sales are sold by our direct sales force and executed programmatically, providing greater insights and data to our customers, resulting in higher-than-normal programmatic CPMs.

o	Technology investment. As we grow our portfolio of streaming services, we continue to upgrade our entire suite of streaming applications to add value for advertisers and enhance the user experience, including more intuitive navigation, enhanced video players, seamless ad insertion and better content recommendation engines. As we execute on these initiatives, we believe we will be positioned to increase both overall advertising sales and ad insertion rates, firmly establishing our streaming services as a compelling option for advertisers compared to traditional linear broadcast or cable networks.

•	Direct-to-consumer (DTC): Grow distribution to gain new viewers and employ sophisticated data analytics to deliver more compelling experiences.

o	Content and Distribution. We exploit our growing libraries of premium content to grow and retain viewers on our streaming services. To augment audience acquisition, we have engaged in distribution arrangements with an increasing number of media platforms including Roku, Amazon Fire, Vizio, Samsung, LG and others, as well as increased advertising and branding on and off media platforms. For example, we have distribution partnerships with Vizio and Hisense for Crackle and Redbox buttons on millions of new television remote controls sold over the next year, which increases consumer awareness of Crackle and Redbox and guides them directly to our connected TV apps.

o	New Genre-Specific Networks. With the addition of Redbox, we now own and operate 15 clearly branded, curated and widely distributed FAST channels. As we grow our content libraries, we are also continuously evaluating opportunities to create new thematic AVOD and FAST networks that focus on certain genres and types of programming, and we expect these networks to deliver more targeted advertising opportunities to marketers.

o	Personalized Viewer Experiences. As we grow our audience, we are creating a large, valuable data base that we use to better understand what our viewers watch and how they engage with advertising. We are increasingly investing in capabilities to manage and analyze our data with the goal of better personalizing viewer experiences and enabling targeted advertising.

•	Business-to-business (B2B): Accelerate revenue for the Company’s B2B initiatives in key areas.

o	Redbox Service Business. Redbox supports its 32,000-strong DVD kiosk network with a nationwide field team that handles on-site break-fix and maintenance along with the stocking of merchandise. In 2016, to maximize personnel, resources, and generate new revenue, Redbox began using its kiosk team to also service third-party kiosks. This initial test of capabilities has flourished and is now a sophisticated and fast-growing service business for multiple third-party companies with thousands of kiosks, including ecoATM and Coinstar. We are focused on the growth of the Redbox Service Business and expect the strength of its positive trajectory to continue.

o	Crackle Plus. As the first AVOD of scale, Crackle has always been in a leadership position. But we realized several years ago that smaller independent AVODs were disadvantaged in the marketplace. Without scale and a volume of impressions, some players struggled to gain the attention of agencies and clients. As AVODs approached our Company for assistance in ad sales, we found there was a healthy, growing and profitable business in representing third-party networks and their inventory with advertisers. Crackle Plus now manages ad sales for over 16 other AVODs. We expect the number of partners to continue to grow, which benefits the Company’s scale and revenue, as well as our affiliated AVODs.

o	Screen Media Ventures (SMV). While Screen Media’s primary goal is to acquire content for our owned-and-operated networks, SMV’s distribution team works with our networks to optimally window content and license it to third parties wherever possible. Through this strategy, SMV has become a leading content provider for third-party streaming and linear networks. The Company expects to continue this fly-wheel of content acquisitions that leads to monetization through content licensing.

Recent Developments

Expanded Redbox Kiosk Presence

In March 2023, we expanded our existing relationship with a leading national value-conscious consumer retail chain, through which we will be deploying an additional 1,500 Redbox kiosks at such retailer’s store locations throughout the United States during the next two years, with approximately 1,000 kiosks slated to be installed in 2023. As a result of this expanded relationship, we estimate that more than 5,000 Redbox kiosks will be deployed at such retailer’s store locations nationwide by the end of 2024.

We believe that the expansion of our Redbox kiosk availability, combined with the projected expansion of major film releases by third-party studios during 2023, including popular franchises such as Spider-Man: Across the Spider-Verse, Guardians of the Galaxy Volume 3, Fast X, Mission: Impossible – Dead Reckoning Part 1, Transformers: Rise of the Beasts, and Indiana Jones and the Dial of Destiny and our negotiated rights with studios for early access to these and other films, will drive improved revenue results for our Redbox kiosk business.

Unaudited Results of Operations 2022 and 2023 Guidance

We anticipate filing our Annual Report on Form 10-K for the year ended December 31, 2022 on or prior to March 31, 2023. Subject to final audit adjustments, we anticipate reporting as follows:

Unaudited full fiscal 2022 vs. 2021

•	net revenue of $252.8 million, compared to $110.4 million in 2021;

•	total operating costs and expenses of $369.5 million, compared to $156.4 million in 2021;

•	a net loss of $(111.3) million, compared to $(59.4) million in 2021, representing a net loss per share in 2022 of $(6.45) as compared to $(3.96) in 2021;

•	adjusted EBITDA of $33.5 million, compared to $21.8 million in 2021;

•	net cash used in operating activities of $(62.9) million, compared to $(30.4) million in 2021.

Unaudited fourth quarter 2022 vs. 2021

•	net revenue of $113.6 million, compared to $36.0 million in 2021;

•	total operating costs and expenses of $160.7 million, compared to $55.0 million in 2021;

•	a net loss of $(56.3) million, compared to $(22.4) million in 2021, representing a net loss per share in 2022 of $(2.70) as compared to $(1.38) in 2021;

•	adjusted EBITDA of $14.7 million, compared to $9.3 million in 2021.

Note Regarding Use of Non-GAAP Financial Measures - Adjusted EBITDA

We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized during the years ended December 31, 2022 and 2021 and the three months ended December 31, 2022 and 2021, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by US GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;

•	Adjusted EBITDA does not reflect the effects of preferred dividend payments, or the cash requirements necessary to fund;

•	Although amortization and depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect the effects of the amortization of our film library, which include cash and non-cash amortization of our initial film library investments, participation costs and theatrical release costs;

•	Adjusted EBITDA does not reflect the impact of stock-based compensation upon our results of operations;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect our income tax (benefit) expense or the cash requirements to pay our income taxes;

•	Adjusted EBITDA does not reflect the impact of acquisition related expenses; and the cash requirements necessary;

•	Adjusted EBITDA does not reflect the impact of other non-recurring, infrequent in nature and unusual expenses; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

The following table presents a reconciliation of Adjusted EBITDA to loss before income taxes and preferred dividends, the most directly comparable GAAP measure, for the periods presented:

	(unaudited)		(unaudited)
	Years Ended December 31,		Three Months Ended December 31,
	2022	2021	2022	2021
Loss before income taxes and preferred dividends	(139,250,158)	$(50,413,642)	(63,762,379)	(20,227,645)
Other Taxes	408,309	308,720	87,106	58,094
Interest Expense(a)	27,840,340	4,831,175	16,848,446	1,297,235
Film Library & Program Amortization(b)	66,538,476	35,630,591	23,962,043	11,748,690
Stock-based Compensation(c)	5,869,711	5,247,807	820,523	1,309,888
Reserve for bad debt and video returns	3,316,112	2,522,629	1,262,476	366,321
Amortization and depreciation (d)	23,565,986	7,408,155	12,537,994	2,143,802
Other non-operating income(e)	(4,259,122)	(379,151)	(226,901)	(132,114)
Impairment of assets(f)	12,652,452	11,839,501	12,652,452	11,839,501
Transitional expenses(g)	7,175,963	560,982	3,870,493	155,115
All other nonrecurring costs(h)	29,610,957	4,267,725	6,613,760	693,680
Total Adjusted EBITDA	$33,469,026	$21,824,492	$14,666,013	$9,252,567

(a).	Includes amortization of deferred financing costs of $1,057,175 and $495,974 for the years ended December 31, 2022 and 2021, respectively, and $346,290 and $141,926 for the three month period ended December 31, 2022 and 2021, respectively.

(b).	Includes film library amortization, film library revenue shares and participation costs, theatrical release costs as well as amortization for certain program rights.

(c).	Represents expense related to common stock equivalents issued to certain employees and officers under the Long-Term Incentive Plan. In addition to common stock grants issued to employees, directors, and consultants.

(d).	Includes depreciation and amortization of intangibles, property and equipment and amortization of technology expenditures included in operating costs.

(e).	Other non-operating income is primarily comprised of interest income earned on cash deposits, other non-operating income including settlements, debt extinguishment costs, and changes to fair market value of warrants.

(f).	Represents impairments charges related to our content and intangible assets.

(g).	Represents transitional and integration costs primarily associated with business combinations. Costs include non-recurring payroll and redundant or non-recurring costs including technology, marketing, and certain overhead.

(h).	Includes legal, consulting, accounting, and other non-recurring operating and transaction related expenses.

Certain Unaudited Pro Forma Financial Information

The following reflects the unaudited pro forma operating results for the Company which gives effect to the acquisition of Redbox (August 2022) as if it had occurred on January 1, 2022, prepared in accordance with Regulation S-X. The pro forma results are based on assumptions that the Company believes are reasonable under the circumstances. The pro forma results are not necessarily indicative of future results. The unaudited pro forma financial information includes the historical results of the Company and Redbox adjusted for certain items, which are described below, and does not include the effects of any synergies or cost reduction initiatives related to the acquisition.

•	net revenue of $409.2 million for 2022;

•	net loss of $(287.6) million in 2022.

Pro forma net losses for the year ended December 31, 2022 reflect adjustments primarily related to acquisition costs, interest expense, the amortization of intangible assets, income taxes and stock-based compensation expense. The unaudited pro forma financial information is not necessarily indicative of what our consolidated results would have been if the acquisitions had been completed at the beginning of the period.

Unaudited Balance Sheet

Subject to final audit adjustments, we anticipate reporting in our Annual Report on From 10-K the following balance sheet items as of December 31, 2022:

•	total assets of $883.9 million, compared to $245.0 million in 2021;

•	total liabilities of $804.1 million, compared to $153.4 million in 2021; and

•	total equity of $79.7 million, compared to $91.6 million in 2021.

As of December 31, 2022, the Company had aggregate gross indebtedness of $500.2 million, including our obligations under our HPS Credit Facility, MUFG Union Bank (formerly known as Union Bank) film financing facilities, our outstanding publicly traded 9.50% Notes (Nasdaq Symbol: CSSEN), and capital leases.

As of December 31, 2022 and 2021, we had a deficit of $(247.8) million and $(136.5) million, respectively. We expect our operating expenses to increase in the future as we continue to expand our operations. If our revenue and gross profit do not grow at a greater rate than our operating expenses, we will not be able to achieve and maintain profitability. Although we believe we have adequate sources of liquidity to meet our anticipated requirements for working capital, capital expenditures, cash dividend payments on our 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (Nasdaq Symbol: CSSEP) (“Series A Preferred Stock”), and cash interest payments on our outstanding publicly traded notes (“Notes”), credit facilities, and other debt obligations, there can be no assurance that our cash flow from operations will be sufficient to service our debt, which may require us to borrow additional funds for that purpose, restructure or otherwise refinance our debt. Additionally, we may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods.

If our monthly and annual cash flow is not adequate to cover such debt service obligations, other existing capital resources of our company would need to be utilized. If these resources also prove inadequate to service all debt obligations, we will need to secure additional financing through debt and/or equity financing. Any such financing would have the effect of further leveraging our company and/or diluting its existing stockholders. If needed, such additional financing may not be available as and when required, or on terms that are commercially reasonable. In the event we are unable to satisfy our debt service obligations from cash flows from operations and existing resources and are unable to secure additional financing as and when needed, we may be required to curtail all or some of our operations and/or dispose of assets or take other measures required to diminish such debt service obligations or raise capital resources as necessary to satisfy same. In addition, substantially all our assets have been pledged in connection with such indebtedness, and any event of default under such indebtedness could lead to foreclosure of some or all of such assets. However, the Company does have the ability to secure an additional first lien asset-based accounts receivable lending facility of up to $40 million and to secure normal course first lien film financing facilities.

Non-Cash Item Clarification

Our quarterly report on Form 10-Q, as amended, for the three-and nine-months periods ended September 30, 2022, contained an incomplete explanation in addressing an increase in non-cash expenses in Management’s Discussion & Analysis, under Liquidity & Capital Resources, Cash Flows from Operating Activities, second paragraph. The incomplete explanation has no effect on our reported cash flows or financial statements. The incremental disclosure is underlined in the following sentence as modified from the sentence appearing in such Form 10-Q – “The decrease in net loss adjusted for non-cash items, excluding the impact of deferred income taxes, was primarily driven by a $17.9 million increase in net loss and a $10.5 million increase in non-cash items driven by an increase in share-based compensation.”

Certain Guidance

Q1 2023 Guidance

For the first quarter of 2023, the Company’s anticipates the following operating results:

•	net revenue of approximately $110 million to $113 million;

•	adjusted EBITDA of approximately $18 million to $20 million.

Full Year 2023 Guidance

For the full fiscal year 2023, the Company anticipates the following operating results:

•	net revenues of approximately $500 million; and

•	adjusted EBITDA of approximately $100 million to $150 million.

Information Not Deemed Filed

The information furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Financial Disclosure and Guidance Advisory

The preliminary 2022 financial results are estimates and represent the most current information available to the Company’s management, as financial closing procedures for the fourth quarter and fiscal year ended December 31, 2022 are not yet complete. The Company expects that its actual results to be reported in its Annual Report on Form 10-K for the year ended December 31, 2022 will not differ materially from the preliminary results, however, these results are subject to change following the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for fiscal year 2022.

The guidance provided under “Certain Guidance” above is based on factors currently known to management and assumptions that management deems reasonable based on factors and circumstances currently known to it. These factors and circumstances may change. The company’s business is subject to numerous risks any of which could cause the Company’s actual results to differ from its guidance.

Investment from Parent Company and Equitization of Certain Obligations

CSS will purchase an amount of shares in this offering having an aggregate purchase price equal to approximately $3.8 million. See “Use of Proceeds.”

As described below in “Corporate Information – CSS License Agreement and “— CSS Management Agreement,” we pay our parent company, CSS, certain quarterly fees for the perpetual and exclusive right to use the brand Chicken Soup for the Soul in connections with our business and video products and services, and for the services of key personnel and provision to us by CSS of integral operational and financial resources.

On March 30, 2023, we entered into a modification with CSS to each of the CSS Management Agreement and CSS License Agreement (the “CSS Agreements Modification”), pursuant to which (a) $3.45 million of the aggregate fees under the CSS Management Agreement and CSS License Agreement that have been earned by CSS in the first quarter of 2023 and (b) 25% (or $12.75 million) of the next $51 million of such fees that will be earned by CSS on and after April 1, 2023 shall be paid through the issuance by our company of shares of our Class A common stock. The shares payable with respect to clause (a), above, shall be paid promptly following the execution of the CSS Agreements Modification. The shares that shall become issuable in the future under clause (b) shall be issued each fiscal quarter as such fees are earned. The shares shall be valued at the higher of (a) $3.05 (which was the highest of the closing price (as reflected on Nasdaq.com) of our Class A common stock on the trading day immediately preceding the signing of the modification, and the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the modification), and (b) the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately following the filing of the Company’s 10-K for the year ended December 31, 2022.

It is anticipated that the approximately $3.8 million investment by CSS in this offering, and the equitization by CSS of fees under the CSS Management Agreement and CSS License Agreement as described above will increase our available working capital position by approximately $20 million dollars.

CSS AVOD Transaction

In connection with our acquisition of the assets of Sonar Entertainment Inc. (“Sonar”) in May 2021, we formed CSS AVOD Inc. (“CSS AVOD”), for the purposes of creating and launching the Chicken Soup for the Soul branded AVOD network. This streaming service network was launched in May 2022 and features family oriented programming, including exclusive programs and original series. As part of these transactions we issued shares of common stock in CSS AVOD, representing 5% of its outstanding common stock, to MidCap Financial Trust (“MidCap”). MidCap had the right to require us to purchase its shares in CSS AVOD for $11,500,000 (the “Put Election”). In February 2023, MidCap exercised the Put Election and we are obligated to pay the purchase price in full on or prior to March 31, 2023. As of the date of this prospectus supplement, approximately $5 million of the amount due under the Put Election has been paid and we may use a portion of the proceeds of this offering to pay the remaining portion thereof. Upon consummation of the Put Election, we will own 100% of CSS AVOD.

Competition

We are in a highly competitive business. The market for streaming entertainment is rapidly changing. We face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation, video games, the internet and other cultural and computer-related activities. We compete for viewers and programming with companies such as Netflix, HBO Max, Hulu, Amazon Prime Video, Disney Plus, Paramount Plus, Fox, and major film and television studios. We also compete with numerous independent motion picture and television distribution and production companies, television networks, pay television systems and online media platforms for viewers, subscribers, and the services of performing artists, producers and other creative and technical personnel and production financing, all of which are essential to the success of our businesses.

In addition, our video content competes for media outlet and audience acceptance with video content produced and distributed by other companies. As a result, the success of any of our video content is dependent not only on the quality and acceptance of a particular production, but also on the quality and acceptance of other competing video content available in the marketplace at or near the same time.

Given such competition, and our stage of development, we emphasize a lower cost structure, risk mitigation, reliance on financial partnerships and innovative financial strategies. We rely on our flexibility and agility as well as the entrepreneurial spirit of our employees, partners and affiliates, in order to provide creative, desirable video content.

Intellectual Property

We are party to the “CSS License Agreement,” (as defined below) through which we have been granted the perpetual, exclusive, worldwide license by CSS to exclusively exhibit, produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books. Chicken Soup for the Soul and related names are trademarks owned by CSS. We have the proprietary rights (including copyrights) in all company-produced content and believe the Brand provides a competitive advantage in attracting advertisers and entertainment talent. As a result of the acquisitions of Screen Media, Crackle, the assets of Sonar Entertainment, 1091 Pictures and the licensing of other libraries we now own copyrights or long-term distribution rights and AVOD rights to approximately 110,000 programming assets totaling over 94,000 programming hours.

We rely on a combination of copyright, trademark, trade secret laws, confidentiality procedures, contractual provisions and other similar measures to protect our proprietary information and intellectual property rights. Our ability to protect and enforce our intellectual property rights is subject to certain risks and from time to time we encounter disputes over rights and obligations concerning intellectual property, which are described more fully in the section titled “Risk Factors”.

Human Capital Management

At Chicken Soup for the Soul Entertainment, we aim to bring out the best of our employees and consultants. We are committed to developing our employees and encourage and facilitate the development of our employees through our People Operations department. We depend on a highly educated and skilled workforce. We seek to advance a diverse, equitable and inclusive work environment for all employees. Our ability to attract, develop and retain the best talent, is critical for us to execute our strategy and grow our businesses.

As of December 31, 2022, we had 1,329 direct employees. The services of certain personnel, including our chairman and chief executive officer, our senior brand advisor and director, among others, are provided to us under the Management Services Agreement dated May 12, 2016, between us and CSS (“CSS Management Agreement”). We also utilize consultants in the ordinary course of our business and hire additional personnel on a project-by-project basis. We believe that our employee and labor relations are good, and we are committed to inclusion and strict policies and procedures to maintain a safe work environment. We have taken measures to protect our workforce in response to the COVID-19 pandemic, including allowing employees to work from home when possible and implementing safety protocols to support our employees required to work onsite.

We value our employees and invest in them and their communities. Recently, we joined a growing group of companies working with Good Today to enable our employees to participate in supporting non-profit organizations to support initiatives that have a positive global impact.

Corporate Information

General

We are a Delaware corporation, with principal executive offices located at 132 E. Putnam Avenue, Cos Cob, Connecticut 06807. Our telephone number at that address is (855) 398-0443. Additional information about CSSE and its subsidiaries is included in documents incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

CSS License Agreement

We have a trademark and intellectual property license agreement with CSS, which we refer to as the “CSS License Agreement.” Under the terms of the CSS License Agreement, we have been granted a perpetual, exclusive, worldwide license to produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books. We pay CSS an incremental recurring license fee equal to 4% of our net revenue for each calendar quarter, and a marketing fee of 1% of our net revenue.

For the years ended December 31, 2022 and 2021, we recorded $9.2 million and $5.5 million, respectively, of license fee expense under this agreement. We believe that the terms and conditions of the CSS License Agreement, which provides us with the rights to use the trademark and intellectual property in connection with our video content, are more favorable to us than any similar agreement we could have negotiated with an independent third party.

CSS Management Agreement

We have a management services agreement, which we refer to as the “CSS Management Agreement”, pursuant to which we pay CSS a management fee equal to 5% of our net revenue. Under the terms of the CSS Management Agreement, we are provided with the broad operational expertise of CSS and its subsidiaries and personnel, including the services of our chairman and chief executive officer, Mr. Rouhana. The CSS Management Agreement also provides for resources, such as accounting, legal, marketing, management, data access and back-office systems, and provides us with office space and equipment usage. On August 1, 2019, we entered into an amendment to the CSS Management Agreement which removed our obligation to pay sales commissions to CSS in connection with sponsorships for our video content or other revenue generating transactions arranged by CSS or its affiliates. On March 15, 2021, we entered into a further amendment to the CSS Management Agreement which clarified that the term of the CSS Management Agreement shall continue on a month-to-month basis until terminated by either of the parties thereto.

For the years ended December 31, 2022 and 2021, we recorded $9.2 million and $5.5 million, respectively, of management fee expense under this agreement. We believe that the terms and conditions of the CSS Management Agreement, as amended, are more favorable and cost effective to us than if we hired key employees and other necessary employees and implemented and invested in and built the necessary infrastructure and resources to operate the Company directly at the Company-level.

CSSE Agreements Modification

On March 30, 2023, we entered into the CSS Agreements Modification to each of the CSS Management Agreement and CSS License Agreement as described above under “Recent Developments – Investment from Parent Company and Equitization of Certain Obligations.”

THE OFFERING

Issuer:	Chicken Soup for the Soul Entertainment Inc.

Common stock offered by us:	_____ shares of our Class A common stock

Related Party Purchases in the Offering:

CSS, our parent company, will purchase an aggregate of _______ shares in this offering at the per-share offering price. See “Use of Proceeds” and “Risk Factors” for more information. Certain of our officers and directors may purchase shares in this offering.

Common stock to be outstanding following the offer

________ shares of common stock.

The number of shares of our common stock to be outstanding immediately after this offering is based on 21,721,760 shares of our common stock outstanding as of the date of this prospectus supplement, including 7,654,506 shares of our outstanding Class B common stock. Our Class B common stock is convertible into shares of our Class A common stock on a one-for-one basis at any time upon the election of the holders thereof. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter.

The number of shares of our common stock to be outstanding immediately after this offering set forth above also gives effect to the issuance to CSS of _______ shares at the time of execution of the CSS Agreements Modification as described herein.

Unless otherwise indicated, outstanding share amounts set forth herein exclude an aggregate of 266,000 shares of Class A common stock reserved for future issuance upon the exercise of options at a weighted average exercise price of $8.82 per share and an aggregate of 6,027,719 shares of Class A common stock reserved for future issuance up on exercise of outstanding warrants at a weighted average exercise price of $30.54 per share.

Use of Proceeds:	We intend to use the net proceeds from this offering for general corporate purposes and working capital, including payment of an aggregate of $3.8 million due to CSS under the CSS Management Agreement and CSS License Agreement for 2022, and which may include payment of the remaining portion of the Put Election. See “Use of Proceeds” on page S-19 of this prospectus supplement.

Risk Factors:	Investing in our Class A common stock involves a high degree of risk. Please carefully read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 19 of the base prospectus to which this prospectus supplement relates, on page S-18 of this prospectus supplement, and on page 54 of our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022 (as filed with the Securities and Exchange Commission on November 14, 2022, and amended on November 16, 2022), and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should consider before deciding to invest in our common stock.

Nasdaq Global Market symbol:	“CSSE”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our SEC filings which are incorporated by reference into this prospectus supplement. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment. Please read “Note Regarding Forward-Looking Statements.”

If you purchase shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The public offering price of shares of our Class A common stock being offered hereby is higher than the net tangible book value per share of our outstanding common stock prior to this offering. Therefore, if you purchase shares in this offering, you will pay an effective price per share of common stock that exceeds our as adjusted net tangible book value per share after giving effect to this offering. See the section entitled “Dilution” for a more detailed description.

To the extent that any of our options, warrants or other convertible securities are exercised, any new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

We will use a portion of the net proceeds of this offering to pay certain obligations to our parent company and will have broad discretion in the use of the other net proceeds from this offering and may not use them effectively.

As described in “Prospectus Supplement Summary – Corporate Information – CSS License Agreement” and “— CSS Management Agreement,” under the terms of these agreements, we pay CSS a quarterly fee amount equal to an aggregate of 10% of our eligible net revenues. A portion of the net proceeds of this offering will be used to pay obligations under these agreements and we may be used to pay the balance of the Put Election. Our management also will have broad discretion in the application of the remaining net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. See “Use of Proceeds.”

Future sales or issuances of our common stock or convertible securities in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to our existing committed equity financing agreement or our at-the-market sales agreement. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $__________ million. CSS will purchase an amount of shares in this offering having an aggregate purchase price equal to approximately $3.8 million.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes, including payment of an aggregate of $      million due to CSS under the CSS Management Agreement and CSS License Agreement for 2022, and which may include payment of the remaining portion of the Put Election. Our management will have broad discretion in the application of the net proceeds from this offering.

On March 30, 2023, we entered into the CSS Agreements Modification with CSS, pursuant to which (a) $3.45 million of the aggregate fees under the CSS Management Agreement and CSS License Agreement that have been earned by CSS in the first quarter of 2023 and (b) 25% (or $12.75 million) of the next $51 million of such fees that will be earned by CSS on and after April 1, 2023 shall be paid through the issuance by our company of shares of our Class A common stock. The shares payable with respect to clause (a), above, shall be paid promptly following the execution of the CSS Agreements Modification. The shares that shall become issuable in the future under clause (b) shall be issued each fiscal quarter as such fees are earned. The shares shall be valued at the higher of (a) $3.05 (which was the highest of the closing price (as reflected on Nasdaq.com) of our Class A common stock on the trading day immediately preceding the signing of the modification, and the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the modification), and (b) the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately following the filing of the Company’s 10-K for the year ended December 31, 2022.

It is anticipated that the approximately $3.8 million investment by CSS in this offering, and the equitization by CSS of fees under the CSS Management Agreement and CSS License Agreement as described above will increase our available working capital position by approximately $20 million dollars.

We believe that our cash and cash equivalents, together with the net proceeds from this offering, and cash from operations, normal course content financings, and at-the-market and committed equity financing availabilities, will fund our operations through March 31, 2024 and beyond. We have based this estimate on assumptions that may prove to be incorrect, and we could utilize our available capital resources sooner than we currently expect and may be required to secure additional capital through equity or debt offerings, additional credit facilities and other transactions. Under our credit agreement with HPS, we are permitted to incur an asset based loan facility of up to $40 million The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION

If you invest in our Class A common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of our Class A common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of common stock (i.e., our Class A common stock and Class B common stock as a single class). Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2022 was approximately $(457.4 million), or $(21.93) per share.

After giving effect to the sale pursuant to this prospectus supplement and accompanying based prospectus of _____________ shares of our Class A common stock (at $______ per share), and after deducting estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2022 would have been $(_______ million), or $(_______) per share of common stock. This represents an immediate increase in the net tangible book value of $________ per share to our existing stockholders and an immediate dilution in net tangible book value of $________ per share to new investors. The following table illustrates this per share dilution:

Offering price per share of Class A common stock			$
Net tangible book value per share as of September 30, 2022		$(21.93)
Increase per share attributable to new investors	$
As adjusted net tangible book value per share after this offering			$	( )
Dilution per share to new investors			$

This information is supplied for illustrative purposes only. The information set forth above is based on ___________ shares of common stock issued and outstanding as of September 30, 2022 (comprised of both our Class A common stock and Class B common stock) and excludes as of that date an aggregate of 266,000 shares of Class A common stock reserved for future issuance upon the exercise of options at a weighted average exercise price of $8.82 per share and an aggregate of 6,027,719 shares of Class A common stock reserved for future issuance up on exercise of outstanding warrants at a weighted average exercise price of $30.54 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our Class A common stock. The exercise of outstanding options and warrants having an exercise price less than the offering will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not address the effect of any U.S. federal non-income tax laws, such as the estate or gift tax laws, or any tax consequences arising under any state, local or foreign tax laws. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this offering. These authorities may change or be subject to differing interpretations, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested and will not request a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not take a contrary position.

This discussion is limited to holders who purchase our shares pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. This discussion also does not address consequences relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons holding the shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons for whom our common stock constitute “qualified small business stock” within the meaning of Section 1202 of the Code;

•	persons who hold or receive our shares pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	tax-qualified retirement plans.

If a partnership or an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors as to particular U.S. federal income tax consequences to them of the acquisition, ownership and disposition of our common stock.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Tax considerations applicable to U.S. holders

Definition of a U.S. holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of our common stock that for U.S. federal income tax purposes is, or is treated as, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. However, if we do make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of the holder’s tax basis in our common stock, and, thereafter, as gain on the sale or other disposition of our common stock, which is taxed as described under “—Sale or other taxable disposition of our common stock” below.

Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the preferential applicable capital gains rate provided certain holding period and other requirements are satisfied.

Sale or other taxable disposition of our common stock

Upon the sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such common stock is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our common stock (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our common stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax considerations applicable to non-U.S. holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

We do not anticipate paying any cash dividends in the foreseeable future. However, if we do make cash or other property distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussions below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or other disposition of our common stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of disposition, and certain other requirements are met; or

•	our common stock constitute U.S. real property interests (“USRPIs”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

UNDERWRITING

We are offering the shares of our Class A common stock described in this prospectus supplement and the accompanying base prospectus through the underwriter listed below. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of securities listed opposite its name below. The underwriter is committed to purchase and pay for all of the securities if any are purchased. Craig-Hallum Capital Group LLC is the sole underwriter.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC
Total

The underwriter has advised us that they propose to offer the shares of Class A common stock to the public at a price of $                 per share. The underwriter proposes to offer the shares of Class A common stock to certain dealers at the same price less a concession of not more than $                per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The shares sold in this offering are expected to be ready for delivery on or about                 , 2023, against payment in immediately available funds.

The table below summarizes the underwriting discounts that we will pay to the underwriter. In addition to the underwriting discount, we have agreed to reimburse up to $100,000 of the fees and expenses of the underwriter, which includes the fees and expenses of counsel to the underwriter, in connection with this offering. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses and fees, to us	$		$

(1)	The underwriter shall receive an underwriting discount of 6% of the aggregate gross proceeds hereunder. No discount will apply and no commission paid on the shares purchased by CSS in this offering.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $                 . This includes $100,000 of fees and expenses of the underwriter which are payable by us.

CSS will purchase that number of shares on this offering having an aggregate purchase price equal to approximately $3.8 million. No discount will apply and no commission paid to the underwriter on the shares purchased by CSS and affiliates in this offering.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock, or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain exceptions, for a period of 45 days after the closing of this offering unless we obtain prior written consent of the underwriter. Consent may be given at any time without public notice, and the underwriter may consent in their sole discretion. In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, our directors and officers may not sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

Other Relationships

The underwriter and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing on Nasdaq

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “CSSE”.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and certain of its partners and their family members own shares of the Class A common stock and Class W warrants to purchase shares of Class A common stock of CSSE and certain Class B membership interests in Chicken Soup for the Soul Holdings, LLC, our ultimate parent company. The underwriter is being represented in connection with this offering by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020, are incorporated by reference in this prospectus supplement to CSSE’s Annual Report on Form 10-K for the year ended December 31, 2021, in reliance upon the report of Rosenfield and Company, PLLC, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019 are incorporated by reference in this prospectus supplement to our Current Report on Form 8-K filed with the SEC on June 11, 2021 (as amended thereafter), have been audited by Moss Adams LLP, independent auditors, as stated in their report (which expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern). Such financial statements of such firm have been incorporated by reference given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Redbox Entertainment, Inc. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus supplement to our Amendment No. 1 to Current Report on Form 8-K filed with the SEC on August 15, 2022 (as amended thereafter) have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

We make available free of charge on our internet website at https://ir.cssentertainment.com/ our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider such information as part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

•	Annual Report on Form 10-K filed with the SEC on March 31, 2022, as amended by Form 10-K/A filed with the SEC on April 29, 2022;

•	our Quarterly Report for the Three Months Ended March 31, 2022 on Form 10-Q filed with the SEC on May 11, 2022;

•	our Quarterly Report for the Three and Six Months Ended June 30, 2022 on Form 10-Q filed with the SEC on August 12, 2022;

•	our Quarterly Report for the Three and Nine Months Ended September 30, 2022 on Form 10-Q filed with the SEC on November 14, 2022 (as amended on November 16, 2022);

•	our Current Reports on Form 8-K, including the Current Reports on Form 8-K or amendments thereto filed on each of June, 11, 2021, May 21, 2021, January 18, 2022, January 26, 2022, February 18, 2022, February 28, 2022, March 3, 2022, March 8, 2022, March 18, 2022, April 18, 2022, April 22, 2022, May 9, 2022, May 11, 2022, May 12, 2022, May 18, 2022, June 6, 2022, June 17, 2022, June 30, 2022, July 18, 2022, August 12, 2022 (excluding the report furnished pursuant to Item 2.02 on such date), August 15, 2022, August 18, 2022, September 13, 2022, September 16, 2022, October 18, 2022, November 15, 2022 (8-K #1 on such date); November 15, 2022 (8-K #2 on such date), November 15, 2022 (amendment filed such date), November 18, 2022, November 22, 2022, December 19, 2022, January 18, 2023, February 17, 2023, March 1, 2023, March 13, 2023, March 17, 2023, March 24, 2023, and March 30, 2023; and

•	our Definitive Proxy Statement for our Annual Meeting of Stockholders filed with the SEC on May 18, 2022.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Chicken Soup for the Soul Entertainment Inc.
132 E Putnam Ave

Cos Cob, CT

203-861-4000

Prospectus

$1,000,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS,
DEBT SECURITIES AND UNITS (For Issuance)

and

1,798,956 shares of 9.75% Series A cumulative redeemable
perpetual preferred stock

Offered by Selling Stockholder

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at a maximum aggregate offering size not to exceed $1,000,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

This prospectus also covers an offering for resale by a selling securityholder of up to 1,798,956 shares of our 9.75% Series A cumulative redeemable perpetual preferred stock (“Series A preferred stock”) issued to the selling securityholder in connection with our repurchase of such holder’s equity interest in Crackle Plus LLC and the reimbursement of certain expenses incurred by selling securityholder in connection with the creation of Crackle Plus. All such shares of Series A preferred stock may be offered for resale or otherwise disposed of by the selling securityholder as set forth under the caption “Selling Securityholder” beginning on page 25 of this prospectus, including its pledgees, assignees, or successors-in-interest.

We will not receive any proceeds from the sale or other disposition of the Series A preferred stock by the selling securityholder.

The selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. We will pay the expenses of registering the holder’s shares of Series A preferred stock for resale (including the selling stockholder’s legal fees, subject to an agreed cap), but all selling commissions and other similar expenses incurred by the selling securityholder will be paid by the selling securityholder.

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE,” our Series A Preferred Stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP,” and our 9.50% Notes Due 2025 (“2025 Notes”) are listed for trading on the Nasdaq Global Market under the symbol “CSSEN”. On June 9, 2021, the last reported sale prices of our Class A common stock, Series A preferred stock and 2025 Notes were $33.41, $28.22 and $26.50, respectively.

In addition to our Class A common stock, we have outstanding Class B common stock. Our Class B common stock is not publicly traded and it is controlled and beneficially owned by our chief executive officer. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 19 in this prospectus, any prospectus supplements, and in our annual report on Form 10-K for the year ended December 31, 2020, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2021

2

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering size of up to $1,000,000,000. In addition, the selling securityholder may sell, in one or more offerings pursuant to this prospectus, up to an aggregate of 1,798,956 shares of our Series A preferred stock, as described in this prospectus.

This prospectus provides you with a general description of the securities we or the selling securityholder may offer. Each time we sell securities off of the “shelf”, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We and the selling securityholder have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us or the selling securityholder. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

CERTAIN CORPORATE INFORMATION AND DEFINITIONS

Our company, Chicken Soup for the Soul Entertainment, Inc., is referred to in this prospectus as “CSSE,” the Company,” or “we” or similar pronouns. References to:

•	“CSS Productions” means Chicken Soup for the Soul Productions, LLC, our immediate parent;

•	“CSS” means Chicken Soup for the Soul, LLC, our intermediate parent company;

•	“CSS Holdings” means Chicken Soup for the Soul Holdings, LLC, the parent company of CSS and our ultimate parent company;

•	“Screen Media” means Screen Media Ventures, LLC, a wholly owned subsidiary of CSSE;

•	“A Plus” means A Sharp Inc. (d/b/a A Plus), a wholly owned subsidiary of CSSE;

•	“Pivotshare” means Pivotshare, Inc., a wholly owned subsidiary of CSSE;

•	“Crackle Plus” means Crackle Plus, LLC, a wholly owned subsidiary of CSSE which was originally formed by CSSE and CPE Holdings, Inc. (an affiliate of Sony Pictures Television Inc.);

•	“Landmark Studio Group” means Landmark Studio Group, a majority owned subsidiary of CSSE;

•	“Halcyon Television” means Halcyon Television LLC, a wholly owned subsidiarity of CSSE;

•	“Halcyon Studios” mean Halcyon Studios LLC, a majority owned subsidiary of Halcyon Television: and

•	“CSS AVOD” means CSS AVOD Inc., a majority owned subsidiary of CSSE.

We and our subsidiaries and affiliates have proprietary rights to the trademarks and trade names used herein, including, among others, Chicken Soup for the Soul®, Crackle®, Popcornflix.com®, Popcornflix Kids®, Truli®, and FrightPix®. Solely as a matter of convenience, trademarks and trade names referred to herein may or may not be accompanied with the marks of “TM” or “®”, however, the absence of such marks is not intended to indicate that the Company or its affiliates or subsidiaries will not assert, to the fullest extent possible under applicable law, their respective rights to such trademarks and trade names.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and in those described in documents incorporated by reference herein filed by us from time to time, and those described in any applicable prospectus supplement.

Overview

Chicken Soup for the Soul Entertainment, Inc. is a leading streaming video-on-demand (VOD) company. We operate Crackle Plus, a portfolio of ad-supported and subscription-based VOD streaming services, as well as Screen Media, Halcyon Television, and a number of affiliates that collectively enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, all in support of our streaming services.

Crackle Plus is comprised of unique networks, each delivering popular and original premium content focused on different themes such as family, kids, horror and comedy. Crackle Plus brands include Crackle, among the most watched ad-supported independent VOD networks, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. As of March 31, 2021, Crackle Plus served more than 30 million monthly active visitors through many distribution platforms including Roku, Amazon Fire, Vizio and others. These visitors viewed content produced through our various television production affiliates, acquired by Screen Media, or licensed from Sony Pictures Television (SPT), Lionsgate, Paramount, Fox, Warner Brothers and more than 100 other production and distribution companies. For the period ended March 31, 2021, viewers of Crackle Plus networks have access to more than 10,800 films and 22,000 episodes of licensed or company-owned original or exclusive programming. Additionally, the Company’s original and exclusive programming made up approximately 18.4% of total ad impressions served in 2020.

Screen Media manages one of the industry’s largest independently owned television and film libraries consisting of approximately 1,350 feature films and 275 episodes of television programming. Screen Media also acquires between 10 and 20 new films each year. Screen Media provides content for the Crackle Plus portfolio and also distributes its library to other exhibitors and third-party networks to generate additional revenue and operating cash flow.

Halcyon Television, our company’s new subsidiary, manages the extensive film and television library recently acquired from Sonar Entertainment. This library is distributed by Screen Media. The library contains more than 1,000 titles, and 4,000 hours of programming, ranging from classics, including The Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios), to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia. Our Halcyon library titles have received 446 Emmy Award nominations, 105 Emmy Awards and 15 Golden Globe Awards.  Halcyon Television, and its subsidiary, Halcyon Studios, are headed by David Ellender. Ellender and his team have developed, produced, financed and distributed shows such as The Shannara Chronicles (MTV/Netflix), Taboo (BBC/FX), The Son (AMC), Mr. Mercedes (DirecTV), Das Boot (Sky Europe), Hunters (Amazon Prime), Alien Xmas (Netflix) and Mysterious Benedict Society (Disney+). Halcyon Studios, a subsidiary of Halcyon Television, will continue developing and producing the current and future high-caliber content for all platforms across a broad spectrum in the U.S. and internationally.

Chicken Soup for the Soul’s various television production activities are done through a number of affiliates including Landmark Studio Group, its Chicken Soup for the Soul Unscripted division, and APlus.com, which produce or co-produce original content for Crackle Plus and, occasionally, for other third-party networks.

We believe that we are the only independent ad-supported video-on-demand (AVOD) business with the proven capability to acquire, create and distribute original programming and that we have one of the largest libraries of valuable company-owned and third-party content. We believe this differentiation is important at a time of a major shift in consumer viewing habits as the growth in both availability and quality of high-speed broadband enables consumers to consume video content at any time on any device.

Since our inception in January 2015, our business has grown rapidly. For the three months ended March 31, 2021 and 2020, our net revenue was approximately $23.2 million and $13.2 million, respectively. Our Adjusted EBITDA for the three months ended March 31, 2021 and 2020 was $4.6 million and $2.0 million, respectively. For the full year 2020, our net revenue was $66.4 million, as compared to the full year 2019 net revenue of $55.4 million. This increase was primarily due to the strong performance of Screen Media and the full year inclusion of the Crackle Plus network to our business (acquired May 2019). We had net losses of approximately $44.6 million in 2020, as compared to net losses of $35.0 million in 2019. Our 2020 Adjusted EBITDA was approximately, $11.8 million, as compared to 2019 Adjusted EBITDA of $6.0 million. As described below in “Use of Non-GAAP Financial Measure”, we use Adjusted EBITDA as an important metric for the management of our business. We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

According to industry projections, the U.S. market for AVOD network revenue is expected to increase from $26.6 billion in 2020 to $53.5 billion in 2025. At the same time, advertising spending on linear television networks is expected to decline as more viewers transition from pay television subscriptions to online video viewing. For these reasons, interest in the AVOD business model is increasing, evidenced by traditional linear network operators increasingly seeking to acquire or launch AVOD networks to maintain access to viewers making this transition. We believe AVOD networks will continue to grow rapidly, particularly as consumers seek affordable programming alternatives to multiple SVOD offerings.

Our Strategy

In this environment we believe we are in a differentiated position. We identified the trends favoring growth of AVOD networks in 2015 and began building our offering in 2017, including the development of our original content production strategy. Our strategic objective is to build the premier ad-supported streaming network for both viewers and advertisers. In pursuing this goal, we believe we have the advantage of being unencumbered by the competing strategic choices and priorities of diversified media companies that own VOD networks and legacy linear television networks. We are singularly focused on building leading VOD networks that feature a range of mass-appeal and thematic programming options with a focus on original and exclusive content, and that employ innovation and data analytics to deliver more personalized viewing experiences and more engaging advertising. We are executing on this strategy in three ways:

•	Content – Cost-effectively grow our production business, our content library asset and our ownership of content rights.

o	Original & Exclusive programming. Our “originals and exclusives” focus, supported by our distribution and production business, is designed to distinguish our network brands among viewers. We are able to add to our existing broad base of content without the significant capital outlay of a traditional television or film studio by producing new originals at low cost through creative partnerships, such as our award-winning 2019 series Going from Broke, which recently completed production of and started airing its second season.

o	Expanding production capacity. We believe we can continue to build an attractive and cost-effective content development pipeline by expanding our production capacity through partnerships such as our majority owned subsidiary Landmark Studio Group, our wholly owned subsidiary, Halcyon Television, and majority owned subsidiary, Halcyon Studios, and by partnering with proven industry talent who prefer to work, at times, outside of the consolidated major studio industry, where, we believe it is increasingly difficult for this talent to control the creative process and ownership rights to their intellectual property.

o	Content acquisition and rights ownership. Through Screen Media, we will continue to acquire the rights to additional exclusive content. This strategy will reduce our reliance on content licensing, which will lead to lower costs of revenue and increased gross margin and provide us with wider distribution opportunities to generate additional revenue.

•	Advertising – Utilize existing technology and data to deliver innovative advertising formats and relevant ads that engage viewers.

o	Attractive audience. We believe we enjoy strong relationships with leading advertisers based on our demographic reach, our sales approach and our commitment to premium content and innovative, engaging ad formats. Our networks offer advertisers a desirable target audience: the average age of Crackle viewers is 33, compared to 58 for traditional broadcast networks, and 54 for advertising-supported cable networks. We estimate that 32% of our viewers fall in the 18-34 age demographic.

o	Diverse sales channels. To reach these viewers we employ a diverse and targeted advertising sales strategy, using multiple sales channels to provide us with optionality. Nearly 90% of our advertising revenues are derived from direct sales and local reseller agreements, which we believe give us greater margin contribution and control over our advertising avails than is possible with programmatic advertising.

o	Technology investment. As we grow our portfolio of networks, we are investing in the integration of advertising platform technology stacks and the growth of our sales force. We are also testing new advertising formats and technologies that drive user engagement and offer increased value to advertisers. For example, our “Jumbotron” format engages viewers immediately upon their entry to the Crackle app through video and sound, with premium ad placement in our “Spotlight Channel”. Our “FreeView” format offers viewers who select a title the option to watch one 30 to 60 second advertisement before starting the program, in exchange for an extended advertisement-free experience. “FreeView” has been demonstrated to drive higher user engagement with the placed advertisement and higher brand recall. As we execute on all of these initiatives, we believe we will be positioned to increase both overall advertising sales and ad insertion rates, firmly establishing our AVOD networks as a compelling option for advertisers compared to traditional linear broadcast or cable networks.

•	Viewership – Grow distribution to gain new viewers and employ sophisticated data analytics to deliver more compelling experiences.

o	Content and Distribution. We exploit our increasing, exclusive access to quality programming to grow and retain viewers on our existing networks. To augment audience acquisition we have engaged in distribution arrangements with an increasing number of media platforms including Roku, Amazon Fire, Vizio, Samsung , LG and others. In the Spring of 2021, for example, our new distribution partnership with Vizio is starting to feature a “Crackle button” on a large number of new Vizio television remote controls to increase Crackle awareness and guide viewers to our leading AVOD network.

o	New Genre-specific Networks. As we grow our content libraries, we are also continuously evaluating opportunities to create new thematic networks that focus on certain genres and types of programming and we expect these networks to deliver more targeted advertising opportunities to marketers. We are also actively evaluating opportunities to acquire additional AVOD networks that can accelerate our path to even greater scale.

o	Personalized Viewer Experiences. As we grow viewership and as our networks progress, we are gathering a growing amount of data on what our viewers watch and also how they engage with advertising. We are increasingly investing in capabilities to manage and analyze our data with the goal of better personalizing viewer experiences and enabling targeted advertising. Over time, by combining this effort with continued innovation in user interfaces, we may consolidate our general entertainment and themed AVOD offerings into a single AVOD network with multiple channels, in a format similar to current subscription VOD networks.

Operations

We own and operate Crackle Plus, one of the largest AVOD companies in the United States, consisting of a portfolio of unique AVOD networks (including the widely visited AVOD network, Crackle), and a targeted SVOD network. Through our Crackle Plus networks, consumers have access to our library of original and exclusive content. Our networks are widely distributed across all digital platforms and can be watched on connected TVs, smartphones, tablets, gaming consoles and the web. We generate advertising revenues primarily by serving video advertisements to our streaming viewers and, to a lesser extent, subscription revenue from consumers. Our Crackle Plus networks include:

•	Crackle – Crackle is a leading, free to use video entertainment network featuring full length movies, TV shows and original programming. Crackle is routinely ranked among the most popular ad-supported general entertainment VOD networks. We assumed control of the operations of Crackle in 2019 through our joint venture with SPT and acquired full control of the network in January 2021.

•	PopcornFlix – PopcornFlix has an extensive footprint with apps available on 11 platforms in the U.S. and in 44 countries including the United Kingdom, Canada, Australia, Germany, France, and Singapore. Under the PopcornFlix brand, we also operate a series of direct-to consumer advertising supported channels focused on various genres. PopcornFlix can be found on the web, iPhones and iPads, Android products, Roku, Xbox, Amazon Fire, Apple TV, Chromecast and Samsung and Panasonic internet connected televisions, among devices.

•	FAST Networks – In 2020, we began to create linear free advertising supported streaming television (“FAST”) networks for certain of the platforms we have AVOD networks on including Plex, Vizio , Samsung, Xumo and others. We see these networks as a way to increase the ad impressions we generate with our content library as well as a way to efficiently market the breadth of the content that is available on our AVOD networks. We expect to create more of these FAST networks in 2021.

We also sell advertising for other networks in order to aggregate a greater number of ad impressions for our advertising customers. In 2020, these networks included Funimation and CrunchyRoll. We recently entered into an agreement with Plex to sell ads on their behalf as well.

We also own and operate Screen Media, Halcyon Television, Halcyon Studios, Landmark Studio Group, and a number of affiliates that collectively enable us to acquire, produce, co-produce and distribute content, including our original and exclusive content, all in support of our streaming services.

The primary purpose of Screen Media and our television production affiliates is to provide our Crackle Plus VOD networks with original and exclusive programming. In addition, Screen Media’s ability to distribute acquired or company-produced films and television series enables us to further monetize programming on a cost advantaged basis. Through our Screen Media subsidiary, we maintain license agreements to distribute our content across all media, including theatrical, home video, pay-per-view, free, cable, pay television, VOD, mobile and new digital media platforms worldwide. We own the copyright or long-term distribution rights to approximately 2,077 feature films and 2,100 television episodes, representing one of the largest independently owned libraries of filmed entertainment in the world.

Through Screen Media, our cable and satellite VOD distribution agreements include those with DirecTV, Cablevision (Altice USA), Verizon and In Demand (owned by Comcast, Charter and Time Warner Cable). Our Internet VOD distribution agreements include those with Amazon, iTunes, Samsung, YouTube, Hulu, Xbox, Netflix, Sony, and Vudu, among others. We also expanded our international distribution capabilities in 2020.

We produce content utilizing the Chicken Soup for the Soul brand, together with our management’s industry experience and expertise, to generate revenue through the production and distribution of video content with sponsors. Since we seek to have both the committed funding and contractually agreed upon production costs for our video content prior to moving forward with a project, we have high visibility into the profitability of a particular project before committing to proceed with such project. In addition, we take limited financial risk on developing our projects.

We operate a low-cost content production strategy by partnering with brand sponsors, utilizing tax credits and pre-selling rights to various media companies in order to mitigate our financial risk on project development. Doing so allows us to secure committed funding and production capabilities for our original video content prior to moving forward with a project. This provides us with high visibility into the profitability of a particular project before committing to proceed with such projects. Completed projects provide Crackle Plus with original content while providing the Company with additional distribution revenue opportunities. As part of this strategy, Landmark Studio Group, which develops, produces, distributes and owns the intellectual property it creates, is building a valuable library. The studio is independent, having the ability to sell its content to any network or platform, while also developing and producing original content for Crackle Plus. Landmark Studio Group controls all worldwide rights and distributes those rights exclusively through Screen Media.

Halcyon Television manages the extensive film and television library recently acquired from Sonar Entertainment. Halcyon Studios develops and produces high-caliber content for all platforms across a broad spectrum in the U.S. and internationally.

Recent Developments

On April 8, 2021, we entered into an asset purchase agreement (“Asset Purchase Agreement”) by and among our company, Halcyon Television, and with respect to certain provisions, Parkside Entertainment Inc., a Canadian company (“Parkside” and, collectively with us and Halcyon Television, the “CSSE Buyer”), on the one hand, and Sonar Entertainment Inc. (“SEI”) and the direct and indirect subsidiaries of SEI identified in the Asset Purchase Agreement (collectively, “Sonar”), on the other hand. On May 21, 2021, pursuant to the Asset Purchase Agreement, the CSSE Buyer purchased the principal assets of Sonar. Parkside separately purchased the outstanding equity of Sonar Canada Inc.

Sonar is an award-winning independent television studio that owns, develops, produces, finances and distributes content for global audiences. Sonar, headquartered in Los Angeles with operations in Toronto and London, has produced television series such as Hunters, Taboo, Alien Xmas, The Mysterious Benedict Society, Saints, Manson, Lonesome Dove, and Dinotopia. The projects have shown strong market appeal and star well-known talent such as Al Pacino, Ridley Scott, Pierce Brosnan, and more. Sonar has projects in the development pipeline that are scheduled to begin production this year, with anticipated distribution on networks such as Hulu, Fox, Amazon Prime Video, FX, and BBC ONE.

We believe that our acquisition of the Sonar assets accelerates our strategy to build the leading independent AVOD streaming service in four key ways:

•	expanding our original television content development pipeline;

•	improving margins by increasing our IP rights ownership;

•	accelerating our ability to launch the Chicken Soup for the Soul branded AVOD network; and

•	providing a faster path to growing our international television production and distribution activities.

Pursuant to the Asset Purchase Agreement, the CSSE Buyer purchased assets from Sonar (the “Purchased Assets”), including all of Sonar’s existing video content libraries, development slates, licenses and distribution contracts, and other assets related to Sonar’s businesses, including all of Sonar’s copyrights, trademarks and accounts receivable (“Accounts Receivable”). The equity interests owned by Sonar Entertainment, Inc. in its wholly owned subsidiary, Sonar Canada Inc. (“Sonar Canada”), were sold directly to Parkside. CSSE Buyer assumed only the obligations of Sonar that relate to the ownership and operation of the Purchased Assets on and after the closing on May 21, 2021. The Purchased Assets did not include certain assets of Sonar identified in the Asset Purchase Agreement as “Excluded Assets,” including certain claims and actions, insurance policies, employment agreements and cash.

In consideration for the Purchased Assets, the CSSE Buyer paid to Sonar an initial cash purchase price of $18,902,000 and from time to time will be required to pay additional purchase price based on the performance of the Purchased Asset.. In addition, Parkside paid Sonar separate cash consideration for the Sonar Canada Interests.

During the 18-month period following the closing, the CSSE Buyer has the right (the “Buyout Option”), exercisable upon written notice to Sonar during such period, to buy out all future entitlements (i.e., additional purchase price and other entitlements not yet due and payable to Sonar as of the date of such notice) in exchange for a one-time payment to Sonar as prescribed by the APA.

In connection with the transaction, we formed a new subsidiary, CSS AVOD Inc. (“CSS AVOD”), and issued shares (“CSS AVOD Shares”) of common stock, representing 5% of the after-issued equity of CSS AVOD, to MidCap Financial Trust (“MidCap”), the agent and lender of our Credit Agreement (defined below). At any time during the three-year period immediately following the 18-month anniversary of the closing (such three-year period, the “Put Election Period”), MidCap shall have the right upon 60 days’ prior written notice (“Put Notice”) to CSSE to require CSSE to purchase such CSS AVOD Shares for $11.5 million (“Put Election”).

Certain of the Purchased Assets, including the Current TV Contracts (as defined in the Asset Purchase Agreement) but not any other Project Assets related to the Current TV Projects (as defined in the Asset Purchase Agreement) other than the Current TV Project entitled “Mr. Mercedes”, Library Accounts Receivable (as defined in the Asset Purchase Agreement), and the contracts pursuant to which they are payable and the Library (as defined in the Asset Purchase Agreement) and Project Assets related thereto (including any such assets owned by Sonar Canada or its subsidiaries) and the proceeds of the foregoing (each as defined in the Asset Purchase Agreement), remain subject to certain liens in favor of MidCap for itself and other lenders under a credit facility it has provided to Sonar. Midcap’s lien on the Library Accounts Receivable shall terminate on the date that 100% of same has been collected and additional purchase price payments payable in respect thereof have been paid by CSSE Buyer pursuant to the Asset Purchase Agreement. Midcap’s lien on the Library and Project Assets shall terminate on the earlier of (a) if the Put Election is timely made, receipt by MidCap (or its assignee) of the put purchase price and (b) solely if no Put Election has been made, 180 days following the 18-month anniversary of the closing.

CSSE Buyer has agreed that so long as Midcap’s liens remain effective, CSSE Buyer shall abide by certain covenants, including maintaining the Library and using commercially reasonable efforts to collect amounts due from third parties under the contracts comprising a part of the Purchased Assets.

On May 21, 2021, in connection with the closing of the Sonar asset acquisition, we and certain of our subsidiaries (collectively referred to herein as the “Borrowers”) entered into a credit, security and guaranty agreement (“Credit Agreement”) with MidCap as agent and a lender.

The Credit Agreement provides the Borrowers with revolving loans in an aggregate principal amount not to exceed $20,000,000 (“Revolving Loan Commitment”) at any time outstanding (the “Loans”). On the closing date, Borrowers made an initial draw down on the Loans of approximately $18.3 million. Under certain circumstances, the Revolving Loan Commitment may be increased to $30 million. The availability under the Loans at any time is subject to the Borrowing Base, which is equal to 85% of the Eligible Accounts (the accounts receivable of the Borrowers’ qualified under the terms of the Credit Agreement) minus the sum of all Reserves.

The proceeds of the Loans were or will be used by us for funding part of the Sonar asset acquisition. The Loans are secured by the Borrowers’ accounts receivable and the contracts underlying such accounts receivable, and other related assets, but not intellectual property.

The Loans bear interest at the sum of the LIBOR Rate plus 4% per annum. Interest on the Loans is payable in arrears on the first day of each month and on the maturity of the Loans. The Borrowers shall pay a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the outstanding Loans during the preceding month multiplied by (ii) 0.50% per annum. Such fee is to be paid monthly in arrears on the first day of each month. The Borrowers shall also pay certain minimum balance fees, if applicable, and collateral management, audit, and other fees, as prescribed by the Credit Agreement. Concurrently with the initial borrowing under the Credit Agreement, the Borrowers paid to MidCap, as agent to the several lenders, a total of $241,449, including $41,449 for certain diligence fees, and an origination fee of $200,000.

The Borrowers may borrow, repay and reborrow under the Loans prior to the maturity date, subject to the terms, provisions and limitations set forth in the Credit Agreement. The Credit Agreement and other loan documents contain customary representations and warranties and affirmative and negative covenants. Under the Credit Agreement, Borrower is required to maintain minimum liquidity in the form of Borrowing Base availability or, as may be agreed by Agent, cash on hand in an aggregate amount of not less than $6,000,000.

A description of the asset purchase and a summary of the principal terms of the Asset Purchase Agreement is contained in our Current Reports on Form 8-K filed with the Commission on April 9, 2021 (“April 2021 8-K”) and May 27, 2021 (“May 2021 8-K”), as amended on June 11, 2021. A copy of the Asset Purchase Agreement was filed as Exhibit 2.1 to the April 2021 8-K. A summary of the Credit Agreement is contained in the May 2021 8-K and a copy of the Credit Agreement was filed as Exhibit 10.1 thereto.

The results of operations of Sonar’s operations will be included in our consolidated statements of operations as of the closing of the transactions. Required financial statements, including applicable pro forma financial statements related to the Sonar assets were filed as part of the amendment to the May 2021 8-K on June 11, 2021.

The transaction was structured to ensure that Sonar Canada’s operations will continue to meet applicable Canadian control regulatory requirements in relation to television and film production companies, to the continued benefit of the Canadian ad film production industry.

Competition

We are in a highly competitive business. The market for streaming entertainment is rapidly changing. We face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation, video games, the internet and other cultural and computer-related activities. We compete for viewers and programming with much larger companies which have significant resources and brand recognition, including dominant video on demand providers such as Netflix, HBO Max, Hulu, Amazon Prime Video, Disney Plus, Paramount Plus, Fox, and major film and television studios. We also compete with numerous independent motion picture and television distribution and production companies, television networks, pay television systems and online media platforms for viewers, subscribers, and the services of performing artists, producers and other creative and technical personnel and production financing, all of which are essential to the success of our businesses.

In addition, our video content competes for media outlet and audience acceptance with video content produced and distributed by other companies. As a result, the success of any of our video content is dependent not only on the quality and acceptance of a particular production, but also on the quality and acceptance of other competing video content available in the marketplace at or near the same time.

Given such competition, and our stage of development, we emphasize a lower cost structure, risk mitigation, reliance on financial partnerships and innovative financial strategies. We rely on our flexibility and agility as well as the entrepreneurial spirit of our employees, partners and affiliates, in order to provide creative, desirable video content.

Intellectual Property

We are party to a license agreement (the “CSS License Agreement”) with our parent company, CSS, through which we have been granted the perpetual, exclusive, worldwide license by CSS to exclusively exhibit, produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books. Chicken Soup for the Soul and related names are trademarks owned by CSS. We have the proprietary rights (including copyrights) in all company-produced content and believe the Brand provides a competitive advantage in attracting advertisers and entertainment talent. As a result of the acquisitions of Screen Media, Pivotshare, Crackle, Sonar and other smaller libraries, companies and assets, we now own copyrights or global long-term distribution rights and AVOD rights to approximately 11,300 films and 24,000 television episodes.

We rely on a combination of copyright, trademark, trade secret laws, confidentiality procedures, contractual provisions and other similar measures to protect our proprietary information and intellectual property rights. Our ability to protect and enforce our intellectual property rights is subject to certain risks and from time to time we encounter disputes over rights and obligations concerning intellectual property, which are described more fully in the section of our annual report on Form 10-K for the year ended December 31, 2020 entitled “Risk Factors.”

Human Capital Management

At Chicken Soup for the Soul Entertainment, we aim to bring out the best of our employees and consultants. We are committed to developing our employees and encourage and facilitate the development of our employees through our People Operations department. We depend on a highly educated and skilled workforce. We seek to advance a diverse, equitable and inclusive work environment for all employees. Our ability to attract, develop and retain the best talent, is critical for us to execute our strategy and grow our businesses.

As of March 31, 2021, we had 108 direct employees. The services of certain personnel, including our chairman and chief executive officer, vice chairman and chief strategy officer, our senior brand advisor and director, and chief financial officer, among others, are provided to us under the Management Services Agreement dated May 12, 2016, between us and CSS (“CSS Management Agreement”). We also utilize many consultants in the ordinary course of our business and hire additional personnel on a project-by-project basis. We believe that our employee and labor relations are good, and we are committed to inclusion and strict policies and procedures to maintain a safe work environment. We have taken measures to protect our workforce in response to the COVID-19 pandemic, including allowing employees to work from home when possible and implementing safety protocols to support our employees required to work onsite.

We value our employees and invest in them and their communities. Recently, we joined a growing group of companies working with Good Today to enable our employees to participate in supporting non-profit organizations to support initiatives that have a positive global impact.

Corporate Information

We are a Delaware corporation formed on May 4, 2016. CSS Productions, our predecessor and immediate parent company, was formed in December 2014 by CSS, and initiated operations in January 2015. We were formed to create a discrete entity focused on video content opportunities using the Brand. In May 2016, pursuant to the terms of the contribution agreement among CSS, CSS Productions and the Company, all video content assets owned by CSS, CSS Productions and their CSS subsidiaries were transferred to the Company in consideration for its issuance to CSS Productions of 8,600,568 shares of the Company’s Class B common stock. Thereafter, CSS Productions’ operating activities ceased, and the Company continued the business operations of producing and distributing the video content.

Our address is 132 East Putnam Avenue, Floor 2W, Cos Cob, CT 06807. Our telephone number is (855) 398-0443, and our website address is https://www.cssentertainment.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

Use of Non-GAAP Financial Measure

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized for the three months March 31, 2021 and 2020, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;

•	Adjusted EBITDA does not reflect the effects of preferred dividend payments, or the cash requirements necessary to fund;

•	Although amortization and depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such future replacements;

•	Adjusted EBITDA does not reflect the effects of the amortization of our film library, which include cash and non-cash amortization of our initial film library investments, participation costs and theatrical release costs;

•	Adjusted EBITDA does not reflect the impact of stock-based compensation upon our results of operations;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect our income tax expense (benefit) or the cash requirements to pay our income taxes;

•	Adjusted EBITDA does not reflect the impact of acquisition related expenses; and the cash requirements necessary;

•	Adjusted EBITDA does not reflect the impact of other non-recurring, infrequent in nature and unusual income and expenses; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

•	In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

Reconciliation of Historical GAAP Net Income as reported to Adjusted EBITDA

The following tables present a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, for the periods presented:

	Three Months Ended March 31,
	2021	2020
Net loss available to common stockholders	$(9,193,381)	$(11,427,380)
Preferred dividends	2,253,385	974,272
Provision for income taxes	14,000	49,000
Other taxes	84,493	53,411
Interest expense(a)	1,087,944	329,125
Film library and program rights amortization(b)	6,928,667	2,494,832
Share-based compensation expense(c)	231,844	244,835
Acquisition-related costs(d)	—	98,926
Reserve for bad debt and video returns	694,212	1,721,595
Amortization and depreciation(e)	1,621,360	5,204,728
Other non-operating income, net(f)	(570)	(6,438)
Transitional expenses(g)	—	2,113,469
All other nonrecurring costs	840,050	186,948
Adjusted EBITDA	$4,562,004	$2,037,323

(a)	Includes amortization of deferred financing costs of $98,889 and $10,152 for the three months ended March 31, 2021 and 2020, respectively.

(b)	Represents amortization of our film library, which include cash and non-cash amortization of our film library investments, participation costs and theatrical release costs as well as amortization for our acquired program rights.

(c)	Represents expense related to common stock equivalents issued to certain employees and officers under our Long-Term Incentive Plan. In addition to common stock grants issued to employees, non-employee directors and third-party consultants.

(d)	Represents aggregate transaction-related costs, including legal fees, accounting fees, investment advisory fees and various consulting fees.

(e)	Includes depreciation and amortization of intangibles, property and equipment and amortization of technology expenditures included in cost of revenue.

(f)	Other non-operating income is primarily comprised of interest income earned on cash deposits.

(g)	Represents transitional related expenses primarily associated with the Crackle Plus business combination and our strategic shift related to our production business. Costs include non-recurring payroll, redundant non-recurring technology costs and other transitional costs.

	Year Ended December 31,
	2020	2019
Net loss available to common stockholders	$(44,552,353)	$(34,976,816)
Preferred dividends	4,142,376	3,304,947
Provision for income taxes	99,000	585,000
Other taxes	312,600	460,205
Interest expense(a)	2,222,106	811,017
Film library and program rights amortization(b)	23,563,772	10,683,227
Share-based compensation expense(c)	1,131,515	1,061,926
Acquisition-related costs(d)	98,926	3,968,289
Expense for bad debt and video returns	3,384,584	2,669,699
Amortization and depreciation(e)	17,317,247	13,293,279
Other non-operating income, net(f)	(6,254,205)	(40,191)
Loss on extinguishment of debt	169,219	350,691
Impairment of content assets(g)	3,973,878	—
Transitional expenses(h)	4,353,345	3,505,855
All other nonrecurring costs	1,789,569	276,400
Adjusted EBITDA	$11,751,579	$5,953,528

(a).	Includes amortization of deferred financing costs of $131,790 and $82,400 for the years ended December 31, 2020 and 2019, respectively.

(b).	Represents amortization of our film library, which include cash and non-cash amortization of our initial film library investments, participation costs and theatrical release costs as well as amortization for our acquired program rights.

(c).	Represents expense related to common stock equivalents issued to certain employees and officers under our Long-Term Incentive Plan. In addition to common stock grants issued to employees, non-employee directors and third-party consultants.

(d).	Represents aggregate acquisition-related costs, including legal fees, accounting fees, investment advisory fees and various consulting fees.

(e).	Includes depreciation and amortization of intangibles, property and equipment and amortization of technology expenditures included in cost of revenue.

(f).	Other non-operating income is primarily comprised of various extinguished liabilities as part of a settlement, see Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2020 for further detail.

(g).	Represents impairment charges related to our content assets, comprised of program and film library assets.

(h).	Represents transitional related expenses primarily associated with the Crackle Plus business combination and our strategic shift related to its production business. Costs include non-recurring payroll, redundant non-recurring technology costs and other transitional costs.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

•	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

•	Reduced disclosure obligations regarding executive compensation; and

•	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as December 31, 2022, the fiscal year-end following the fifth anniversary of the completion of our initial public offering, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1 billion in annual gross revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1 billion of non-convertible debt over a three-year period.

The Securities We May Offer

We may offer up to $1,000,000,000 of common stock, preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We have two classes of common stock which are substantially identical, except that the holders of Class A common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and the holders of Class B common stock are entitled to ten votes for each share. Subject to any preferential rights of any outstanding preferred stock, holders of our Class A and Class B common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our Class A and Class B common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock. The Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE.”

Preferred Stock

We have one class of preferred stock outstanding, our Series A preferred stock. The Series A preferred stock has been assigned a rating of “BBB(-)” by Egan-Jones Ratings Co. See “Description of Capital Stock – Series A Preferred Stock—Credit Rating of our Series A Preferred Stock”. The Series A preferred stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP.”

Commencing on June 27, 2023, we may redeem, at our option, the Series A preferred stock, in whole or in part, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. Prior to June 27, 2023, upon a Change of Control, as defined in this prospectus, we may redeem, at our option, the Series A preferred stock, in whole or part, at a cash redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including the redemption date. The Series A preferred stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities. Holders of the Series A preferred stock generally will have no voting rights except for certain limited voting rights in circumstances where dividends payable on the outstanding Series A preferred stock are in arrears for eighteen or more consecutive or nonconsecutive monthly dividend periods. See “Description of Capital Stock – Series A Preferred Stock” for more information.

We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A preferred stock with respect to dividends or distributions, so long as the Series A preferred stock is outstanding, unless holders of at least 66.67% of the then outstanding Series A preferred stock consent to same. Subject to such limitations, our preferred stock will have such designations, rights and preferences as may be determined from time to time by our board of directors, without stockholder approval. We have summarized some of the general terms and provisions of the preferred stock that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred stock offered from time to time and may supplement or change the terms outlined below.

Warrants

We have outstanding:

•	527,212 Class W Warrants sold by us in private placements consummated prior to our initial public offering, each of which entitles the holder thereof to purchase one share of our Class A common stock for $7.50 through June 30, 2023;

•	123,445 Class Z Warrants sold by us in private placements consummated prior to our initial public offering, each of which entitles the holder thereof to purchase one share of our Class A common stock for $12.00 through June 30, 2024;

•	Class I Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 800,000 shares of our Class A common stock for $8.13 per share through May 14, 2024;

•	Class II Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 1,200,000 shares of our Class A common stock for $9.67 per share through May 14, 2024;

•	Class III-A Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 380,000 shares of our Class A common stock for $11.61 per share through May 14, 2024; and

•	Class III-B Warrant issued by us to CPEH in connection with the formation of Crackle Plus and our purchase of the assets of Crackle from CPEH and certain affiliates thereof, which entitles the holder thereof to purchase 1,620,000 shares of our Class A common stock for $11.61 per share through May 14, 2024.

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other class of security offered hereby. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We anticipate listing our Class W Warrants and Class Z Warrants on the OTC Markets in the relatively near term.

Debt Securities

On July 17, 2020, the Company completed an underwritten public offering of $21,000,000 aggregate principal amount of its 9.50% Notes due 2025 (the “July Notes”), pursuant to an Underwriting Agreement, dated as of July 13, 2020, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters. On August 5, 2020, the Company sold an additional $1,100,000 of July Notes pursuant to the partial exercise of the overallotment option. The July Notes were issued under a base indenture and a supplemental indenture, each dated as of July 17, 2020 (the “Base Indenture” and “Supplemental Indenture,” respectively, and together, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The July Notes bear interest from July 17, 2020 at the rate of 9.50% per annum, payable every March 31, June 30, September 30, and December 31, and at maturity, beginning September 30, 2020. The July Notes mature on July 31, 2025.

On December 22, 2020, the Company completed an underwritten public offering of $9,387,750 aggregate principal amount of 9.50% Notes due 2025 (the “December Notes”, and together with the July Notes, the “2025 Notes”) pursuant to an Underwriting Agreement, dated as of December 17, 2020, between the Company and Ladenburg Thalmann & Co. Inc., as representative of the underwriters. On December 29, 2020, the Company sold an additional $1,408,150 of December Notes pursuant to the underwriters’ partial exercise of the overallotment option. The December Notes are a further issuance of, rank equally in right of payment with, and form a single series for all purposes under the Indenture with the July Notes.

The 2025 Notes have been assigned a rating of BBB by Egan-Jones Ratings Co. See “Description of our 202f Notes—Rating of the 2025 Notes”. The 2025 Notes are listed for trading on the Nasdaq Global Market under the symbol “CSSEN.”

We may offer any combination of senior debt securities or subordinated debt securities pursuant to the registration statement of which this prospectus forms a part. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time and may supplement or change the terms outlined below.

Securities the Selling Securityholders May Offer

The selling securityholder may sell, in one or more offerings pursuant to the registration statement of which this prospectus forms a part, up to an aggregate of 1,798,956 shares of our Series A preferred stock issued to the selling securityholder in connection with our repurchase of such holder’s equity in Crackle Plus and the reimbursement of certain expenses incurred by the selling securityholder in connection with the creation of Crackle Plus. We will not receive any proceeds from the sale by the selling securityholder of such securities.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020, and our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Relating to Our Recent Acquisition of Assets from Sonar Entertainment

We may not be able to efficiently integrate the assets acquired from Sonar Entertainment into our operations.

We need to integrate the film libraires, distribution arrangements and other assets we acquired from Sonar Entertainment into our existing operations and across our platforms. These activities will require some time and involve dedication of various resources of our company that would typically be dedicated to our existing operations. These integration efforts may accordingly adversely affect our other operations to the extent such efforts take resources or attention away from our other operations. We also may not realize the operational or financial gains from the Sonar Entertainment assets that we anticipated when originally determining to acquire such assets.

We may have material financial obligations related to the purchase of the Sonar Entertainment assets.

If we are required to repurchase the CSS AVOD Shares upon a Put Election, we will be required to pay $11.5 million in cash for the repurchase of the 5% equity interest in CSS AVOD issued in connection with the Sonar transaction. This obligation could place a material strain on our cash position, and could require us to finance such payment through the issuance of debt or equity. Such financing resources may not be available to us at the time we require it, or could require us to borrow capital, or issue equity to raise capital, on terms that are not favorable to us. In addition, any issuance of equity could be dilutive to our then existing stockholders.

Certain of the assets we acquired from Sonar Entertainment have first priority liens on them, which encumber such assets and places certain limitations on such assets.

Certain of the assets we acquired from Sonar Entertainment and the related contracts and the proceeds of the foregoing remain subject to certain liens in favor of MidCap for itself and other lenders under a credit facility it had previously provided to Sonar Entertainment. These liens will terminate upon our collection of the existing accounts receivable of Sonar Entertainment. Under the terms of the asset purchase, we have agreed that, so long as Midcap’s liens remain effective, we shall abide by certain covenants, including maintaining these assets and using commercially reasonable efforts to collect amounts due from third parties under the contracts comprising part of such assets. In addition, in connection with the closing of the Sonar Entertainment assets, we and certain of our subsidiaries entered into the Credit Agreement with MidCap, which also places liens on our accounts receivables. Any event of default under the Credit Agreement that is not cured or waived could have a material adverse effect on our company, our assets and operations.

Risks Relating to the Offering by the Selling Securityholders

Sales of substantial amounts of our Series A preferred stock by the selling securityholder, or the perception that these sales could occur, could adversely affect the price of our securities.

The sale by the selling securityholder of a significant number of shares of our Series A preferred stock, or the perception in the public markets that the selling securityholder may sell all or a portion of such securities as a result of the registration of such shares hereunder, could have a material adverse effect on the market price of our securities.

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

•	core strategy;

•	operating income and margin;

•	seasonality;

•	liquidity, including cash flows from operations, available funds and access to financing sources;

•	free cash flows;

•	revenues;

•	net income;

•	profitability;

•	our inability to pay dividends if we fall out of compliance with our loan covenants in the future and then are prohibited by our bank lender from paying dividends;

•	user growth and the ability of our content offerings to achieve market acceptance;

•	partnerships;

•	user viewing patterns;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	potential ability to obtain additional financing when and if needed, including use of the debt markets;

•	ability to protect our intellectual property;

•	ability to complete strategic acquisitions;

•	ability to manage growth and integrate acquired operations;

•	stock price volatility, potential liquidity and trading of our securities;

•	future regulatory changes;

•	pricing changes;

•	actions by competitors;

•	our content and marketing investments, including investments in original programming;

•	downward revisions to, or withdrawals of, our credit ratings by third-party rating agencies;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•	the time during which we will be an Emerging Growth Company (“EGC”) under the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BACKGROUND OF THE ISSUANCE OF SECURITIES TO THE SELLING SECURITYHOLDER

On May 14, 2019 we consummated the creation of Crackle Plus, our joint venture with Sony Pictures Television (“SPT”), as contemplated by that certain contribution agreement dated as of March 27, 2019 (the “Contribution Agreement”) by and among the Company, Crackle Plus, CPE Holdings, Inc., a Delaware corporation and affiliate of SPT (“CPEH”), and Crackle, Inc., a Delaware corporation and wholly owned subsidiary of CPEH. The Contribution Agreement provided, among other things, for the contribution by CPEH and its affiliates of certain assets of their Crackle branded advertising-based video on demand streaming business and for the contribution by the Company of certain assets of their advertising-based and subscription-based video on-demand business to Crackle Plus.

As partial consideration for assets contributed to Crackle Plus, the selling securityholder received warrants to purchase (a) 800,000 shares of Class A common stock at an exercise price of $8.13 per share (“Class I Warrants”), (b) 1,200,000 shares of Class A common stock at an exercise price of $9.67 per share (“Class II Warrants”), (c) 380,000 shares of Class A common stock at an exercise price of $11.61 per share (“Class III-A Warrants”), and (d) 1,620,000 shares of Class A common stock at an exercise price of $11.61 per share (“Class III-B Warrants”). We previously registered the resale of the Class A common stock underlying the warrants issued to the selling securityholder as required by the terms of the registration rights agreement between us and the selling securityholder in order to permit the selling securityholder to offer the shares for resale from time to time. All the warrants expire on May 14, 2024 and are exercisable at any time and from time to time during such term.

Pursuant to the amended and restated limited liability company agreement of Crackle Plus, dated as of March 27, 2019 (the “LLC Agreement”) among CSSE, Crackle Plus and CPE, CPEH had the right to require the Company to purchase all, but not less than all, of CPEH’s interest in Crackle Plus (the “Put Option”). The Put Option was exercised on December 14, 2020, as previously disclosed in our Current Report on Form 8-K filed with the Securities Exchange Commission on December 15, 2020. Representatives of SPT were members of the Board of Directors of Crackle Plus until the Put Option was exercised. As previously disclosed, we had the option to elect to pay cash in lieu of issuing the preferred stock. We determined, in our sole discretion, to satisfy the Put Option entirely through the issuance of an aggregate of 1,600,000 shares of Series A preferred stock. As a result of CPEH’s exercise of the Put Option, we now own 100% of the outstanding equity interests of Crackle Plus.

In addition, pursuant to the Contribution Agreement, we issued CPEH an aggregate of 198,956 shares of Series A preferred stock in lieu of cash reimbursement of certain expenses incurred by CPEH and its affiliates in connection with the creation of Crackle Plus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes, including mergers and acquisitions, debt repayments, dividends, and share repurchases. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

Up to 1,798,956 shares of Series A preferred stock issued to the selling securityholder may be sold or otherwise disposed of for the account of the selling securityholder or its pledgees, assignees, or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the Series A preferred stock by the selling securityholder.

SELLING SECURITYHOLDER

When we refer to the “selling securityholder” in this prospectus we mean the person listed in the table below, and the pledgees, assignees, donees, permitted transferees, successors, and others who later come to hold any of the selling securityholder’s Series A preferred stock being offered by this prospectus.

This prospectus covers an aggregate of 1,798,956 shares of our Series A preferred stock that may be sold or otherwise disposed of by the selling securityholder.

The following table sets forth, as of the date of this prospectus, (i) the number of shares of Series A preferred stock beneficially owned by the selling securityholder prior to the offering; (ii) the number of shares of Series A preferred stock offered for resale to the public by the selling securityholder; and (iii) the number of shares of Series A preferred stock and the percentage of our Series A preferred stock to be beneficially owned by the selling securityholder after the offering.

The information in the table is based on information supplied to us by the selling securityholder. Other than as described in the footnotes below, or as otherwise described in this prospectus, the selling securityholder has not, within the past three years, had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. The selling securityholder is not a broker-dealer or an affiliate of a broker-dealer.

The selling securityholder may sell all, some, or none of the shares of Series A preferred stock offered hereby in this offering. The selling securityholder identified in the table below may sell, transfer, or otherwise dispose of some or all its shares of Series A preferred stock in transactions exempt from, or not subject to the registration requirements of, the Securities Act. See “Plan of Distribution of Securities”. Information concerning the selling securityholder may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

	Before Offering (1)			After Offering (1)
Selling Securityholder	Shares of Series A Preferred Stock Beneficially Owned Prior to the Offering	Shares of Series A Preferred Stock Being Registered	Percent	Shares of Series A Preferred Stock Owned After the Offering	Percent
CPE Holdings, Inc.(2)	1,798,956	1,798,956	48.6%	0	0%

(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and generally includes shares over which the selling securityholder has voting or dispositive power, including any shares that the selling securityholder has the right to acquire within 60 days of the date hereof. The percentage of ownership before and after the offering is calculated based on 3,698,318 shares of Series A preferred stock outstanding on June 21, 2021.

(2)	CPE Holdings, Inc. was a member of the joint venture entity Crackle Plus, LLC, from May 2019 to January 2021. CPE Holdings, Inc. is a direct, wholly owned subsidiary of Sony Pictures Entertainment Inc., which is a direct, wholly owned subsidiary of Sony Entertainment Inc, which is a direct, wholly owned subsidiary of Sony Corporation of America, Inc., which is a direct, wholly owned subsidiary of Sony Americas Holding, Inc., which is a direct, wholly owned subsidiary of Sony Corporation.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 70 million shares of Class A common stock, par value $.0001, 20 million shares of Class B common stock, par value $.0001, and 10 million shares of preferred stock, par value $.0001, of which 4,300,000 shares has been designated Series A preferred stock.

Our Class A common stock and Series A preferred stock were each approved for listing on the Nasdaq Global Market under the symbols “CSSE” and “CSSEP”, respectively.

As of the date of this prospectus, 6,700,831 shares of our Class A common stock are outstanding, 7,654,506 shares of our Class B common stock are outstanding and 3,698,318 shares of our Series A preferred stock are outstanding.

We also have outstanding:

•	Class W warrants to purchase an aggregate of 527,212 shares of our Class A common stock;

•	Class Z warrants to purchase an aggregate of 123,445 share of our Class A common stock, and

•	Class I, II, III-A and III-B warrants to purchase an aggregate of 4,000,000 shares of Class A common stock.

Common Stock

Voting Rights

Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. See “—   Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws,” below. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power voting for the election of directors can elect all of the directors.

Dividend Rights

Shares of Class A common stock and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors out of any assets legally available therefor.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Subject to the preferential or other rights of any holders of preferred stock then outstanding, including the Series A preferred stock, upon our dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Class A common stock and Class B common stock will be entitled to receive ratably all of our assets available for distribution to our stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our certificate of incorporation) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Merger or Consolidation

In the case of any distribution or payment in respect of the shares of Class A common stock or Class B common stock upon our consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A common stock and Class B common stock as a single class, provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A common stock and Class B common stock is that any securities distributed to the holder of a share Class B common stock have ten times the voting power of any securities distributed to the holder of a share of Class A common stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Conversion

The outstanding shares of Class B common stock are convertible at any time as follows: (a) at the option of the holder, a share of Class B common stock may be converted at any time into one share of Class A common stock or (b) upon the election of the holders of a majority of the then outstanding shares of Class B common stock, all outstanding shares of Class B common stock may be converted into shares of Class A common stock. Once converted into Class A common stock, the Class B common stock will not be reissued.

Warrants

Class W and Class Z Warrants

Each outstanding Class W warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $7.50 per share, subject to adjustment as discussed below. Each Class W warrant is exercisable at any time through June 30, 2023 at 5:00 p.m., New York City time.

Each outstanding Class Z warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $12.00 per share, subject to adjustment as discussed below. Each Class Z warrant is exercisable at any time through June 30, 2024 at 5:00 p.m., New York City time.

Cancellation

We may call for cancellation of all or any portion of the Class W warrants or Class Z warrants for which a notice of exercise has not yet been delivered to us for consideration equal to $.01 per Class W warrant or Class Z warrant, as the case may be, in accordance with the provisions of such warrants, if (i) our Class A common stock is traded, listed or quoted on any U.S. market or electronic exchange, and (ii) the closing per-share sales price of the Class A common stock for any twenty (20) trading days during a consecutive thirty (30) trading days period exceeds $15.00, for Class W warrants, or $18.00, for Class Z warrants, in each case subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the call notice. On and after the call date, a record holder of a warrant will have no further rights except to receive the call price for such holder’s warrant upon surrender of such warrant.

The criteria for calling our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our call, the call will not cause the share price to drop below the exercise price of the warrants.

Exercise Rights

Holders of the Class W warrants and Class Z warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the ten trading days ending on the trading day prior to the date of exercise.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, neither the Class W warrants nor the Class Z warrants will be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.

The warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Class W warrants or Class Z warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Class I, II, III-A and III-B Warrants

Each Class I, Class II, Class III-A, and Class III-B Warrant is exercisable for shares of our Class A common stock for a five-year term that commenced on May 14, 2019. The Class I Warrant has an exercise price of $8.13 per share, the Class II Warrant has an exercise price of $9.67 per share, and the Class III-A and III-B Warrants have an exercise price of $11.61 per share.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Class I, Class II, Class III-A and Class III-B Warrants will not be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.

The Class I, Class II, Class III-A and Class III-B Warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (i) the sum of (x) the product of the number of shares of Class A common stock underlying such warrants multiplied by the “fair market value” less (y) the product of the number of shares of Class A common stock underlying such warrants multiplied by the exercise price then in effect, by (ii) the fair market value. The “fair market value” for this purpose means the closing sale price or bid price of the Class A common stock on the trading day immediately preceding the date of exercise, if the Class A common stock is listed or quoted on a national securities exchange or the fair market value per share as determined by an independent appraiser, if the Class A common stock is not listed or quoted on a national securities exchange.

The holders of our Class I, Class II, Class III-A and Class III-B Warrants do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Class I, Class II, Class III-A and Class III-B Warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders, provided that the designation of preferred stock ranking senior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up will require approval of the holders of Series A preferred stock, as described below in “Series A Preferred Stock - Voting Rights.”. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. As of the date of this prospectus, we have authorized one series of preferred stock, the Series A preferred stock.

The following outlines some of the general terms and provisions of the preferred stock that we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the preferred stock; and

•	any additional rights, preferences and limitations of the preferred stock.

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

Series A Preferred Stock

On June 26, 2018, we filed a Certificate of Designation, Rights and Preferences of our Series A preferred stock, or the “Series A Certificate of Designation,” with the Delaware Secretary of State. We amended the Series A Certificate of Designation on August 22, 2018, November 14, 2018, and July 31, 2019 in order to designate additional shares of preferred stock as Series A preferred stock. The Series A Certificate of Designation, as amended, fixes the rights, preferences, powers, restrictions and limitations of the Series A preferred stock.

The description of certain terms of the Series A preferred stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the Series A Certificate of Designation, as amended, our bylaws and the DGCL. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A preferred stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A preferred stock.

Ranking

The Series A preferred stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the next two bullet points below;

•	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to all equity securities issued by us with terms specifically providing for ranking senior to the Series A preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

•	effectively junior to all our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the Series A preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 9.75% of the $25.00 per share liquidation preference per annum (equivalent to $2.4375 per annum per share). Dividends on the Series A preferred stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A preferred stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A preferred stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series A preferred stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A preferred stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series A preferred stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A preferred stock that may be in arrears, and holders of the Series A preferred stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A preferred stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series A preferred stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series A preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A preferred stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A preferred stock, all dividends declared upon the Series A preferred stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A preferred stock shall be declared pro rata so that the amount of dividends declared per share of Series A preferred stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A preferred stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A preferred stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A preferred stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A preferred stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A preferred stock in the distribution of assets, then the holders of the Series A preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

We will use commercially reasonable efforts to provide written notice of any such liquidation, dissolution or winding up no fewer than 10 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series A preferred stock is not redeemable by us prior to June 27, 2023, except as described below under “—Special Optional Redemption.”

Optional Redemption. On and after June 27, 2023, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Mr. Rouhana, the chairman of our board of directors, our chief executive officer and our principal stockholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Rouhana or any member of his immediate family, any beneficiary of the estate of Mr. Rouhana, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, or Nasdaq.

Redemption Procedures. In the event we elect to redeem Series A preferred stock, the notice of redemption will be mailed to each holder of record of Series A preferred stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

•	the redemption date;

•	the number of shares of Series A preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series A preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A preferred stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A preferred stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A preferred stock except as to the holder to whom notice was defective or not given.

Holders of Series A preferred stock to be redeemed shall surrender the Series A preferred stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A preferred stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A preferred stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A preferred stock, those shares of Series A preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A preferred stock is to be redeemed, the Series A preferred stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A preferred stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A preferred stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A preferred stock to be redeemed.

No shares of Series A preferred stock shall be redeemed unless full cumulative dividends on all shares of Series A preferred stock have been or contemporaneously are declared and paid and all outstanding shares of Series A preferred stock are simultaneously redeemed. We shall not otherwise purchase or acquire directly or indirectly any shares of Series A preferred stock (except by exchanging it for our capital stock ranking junior to the Series A preferred stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A preferred stock.

Subject to applicable law, we may purchase shares of Series A preferred stock in the open market, by tender or by private agreement. Any shares of Series A preferred stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A preferred stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A preferred stock are entitled to vote, each share of Series A preferred stock will be entitled to one vote. In instances described below where holders of Series A preferred stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A preferred stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A preferred stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A preferred stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A preferred stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A preferred stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A preferred stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A preferred stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A preferred stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A preferred stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A preferred stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of such directors) under these voting rights exceed two. Any person nominated to serve as a director of our company under the foregoing terms shall be reasonably acceptable to our company.

If a special meeting is not called by us within 30 days after request from the holders of Series A preferred stock as described above, then the holders of record of at least 25% of the outstanding Series A preferred stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A preferred stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A preferred stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A preferred stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A preferred stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A preferred stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A preferred stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series A preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least 66.67% of the votes entitled to be cast by the holders of the Series A preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) unless redeeming all Series A preferred stock in connection with such action, amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A preferred stock of any right, preference, privilege or voting power of the Series A preferred stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A preferred stock, or the creation or issuance of any additional Series A preferred stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain 66.67% of the votes entitled to be cast by the holders of the Series A preferred stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of Series A preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to affect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A preferred stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A preferred stock are outstanding, we will use our best efforts to (i) make available on our corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A preferred stock. We will use our best effort to provide the information to the holders of the Series A preferred stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Conversion Rights

The Series A preferred stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series A preferred stock will, as holders of Series A preferred stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Credit Rating of Our Series A Preferred Stock

Our Series A Preferred Stock has been rated BBB(-) by Egan-Jones Rating Co., a Nationally Recognized Statistical Rating Organization. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of our Series A preferred stock should be evaluated independently from similar ratings of other securities. A credit rating of a security is paid for by the issuer and is not a recommendation to buy, sell or hold securities and maybe subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, or by our chairman and chief executive officer or by our secretary at the request in writing of stockholders owning a majority of the voting power of our issued and outstanding capital stock.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Dual Voting Structure

Our certificate of incorporation provides for two classes of common stock. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Accordingly, the holders of shares of Class B common stock will exert significant control over our actions.

Removal and Appointment of Directors

Our entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the voting power of outstanding voting power of the shares then entitled to vote at an election of directors. In such case, new directors may be elected by the stockholders then holding a majority of our voting power. Immediately following this offering, our chairman and chief executive officer shall control the substantial majority of our voting power and therefore will be able to unilaterally exercise the foregoing rights.

Class B Approval Required for Charter Amendments

Any amendment to our certificate of incorporation requires the approval of the majority of the outstanding Class B common stock. This approval requirement is separate and in addition to any general stockholder approval that would be required under our certificate of incorporation and law.

Exclusive Forum Selection

Article Twelve of our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our charter documents, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. While this provision is intended to include all actions, excluding any arising under the Securities Act of 1933, the Exchange Act of 1934 and any other claim for which the federal courts have exclusive jurisdiction, there is uncertainty as to whether a court would enforce this provision.

Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Certain Anti-Takeover Provisions of Delaware Law

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute.

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amendments to Our Certificate of Incorporation.

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Listing

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE” and our Series A preferred stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP.” On June 18, 2021, the last reported sale prices of our Class A common stock and Series A preferred stock were $39.46 and $27.52, respectively.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our Class A common stock and Series A preferred stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any other series of preferred stock will be set forth in the applicable prospectus supplement. The warrant agent for any registered class of warrants, if any, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR 2025 NOTES

Our 2025 Notes were issued under the Indenture and Supplemental Indenture, each between us and U.S. Bank National Association, as trustee, and each dated July 17, 2020. We refer to the indenture and the supplemental indenture collectively as the “Indenture” and to U.S. Bank National Association as the “trustee.” As of June 21, 2021, we had outstanding $32,895,900 principal amount of 2025 Notes.

The 2025 Notes are governed by the Indenture, as required by federal law for all bonds and 2025 Notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the 2025 Notes.

General

The 2025 Notes will mature on July 31, 2025. The principal payable at maturity will be 100% of the aggregate outstanding principal amount. The interest rate of the 2025 Notes is 9.50% per year and will be paid every March 30, June 30, September 30, and December 30, and the regular record dates for interest payments will be every March 15, June 15, September 15, and December 15. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

The 2025 Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof. The 2025 Notes are not subject to any sinking fund and holders of the 2025 Notes will not have the option to have the 2025 Notes repaid prior to the stated maturity date.

Except as described under the captions “Events of Default” and “Merger or Consolidation” in this prospectus, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

Optional Redemption

The 2025 Notes may be redeemed in whole or in part at any time or from time to time at our option on or after July 31, 2022 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof. The redemption price shall include (i) 100% of the outstanding principal amount of the 2025 Notes called for redemption on the date fixed for redemption plus (ii) all accrued and unpaid interest payments otherwise payable thereon through the date fixed for redemption. In addition, in the event of a merger or sale of the company or substantially all of its assets or a majority of the Company’s equity (on an after issued basis) in one or a series of related transactions, the Company shall have the right to redeem the 2025 Notes prior to July 31, 2022 in connection with the consummation of such transactions on the foregoing terms.

Holders of our 2025 Notes may be prevented from exchanging or transferring the 2025 Notes when they are subject to redemption. In case any 2025 Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such 2025 Note, the holders will receive, without a charge, a new 2025 Note or 2025 Notes of authorized denominations representing the principal amount of your remaining unredeemed 2025 Notes. Any exercise of our option to redeem the 2025 Notes will be done in accordance with the indenture.

If we redeem only some of the 2025 Notes, the trustee will determine the method for selection of the particular 2025 Notes to be redeemed, in accordance with the indenture and in accordance with the rules of any national securities exchange or quotation system on which the 2025 Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the 2025 Notes called for redemption.

Rating of the 2025 Notes

Our 2025 Notes have a credit rating of BBB from Egan-Jones Ratings Company. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the 2025 Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is paid for by the issuer and is not a recommendation to buy, sell or hold securities and maybe subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Global Securities

Each 2025 Note was issued in book-entry form and represented by a global security that we deposit with and register in the name of The Depository Trust Company, New York, New York, known as DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, is the sole registered owner and holder of all the 2025 Notes represented by a global security, and investors are permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated 2025 Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We pay interest to the person listed in the trustee’s records as the owner of the 2025 Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the 2025 Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the 2025 Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the 2025 Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We make payments on the 2025 Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures.”

Payments on Certificated Securities

In the event the 2025 Notes become represented by certificated securities, we will make payments on the 2025 Notes as follows. We will pay interest that is due on an interest payment date to the holder of the 2025 Notes as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the 2025 Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the 2025 Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the 2025 Notes.

Events of Default

Holders of our 2025 Notes will have rights if an Event of Default occurs in respect of the 2025 Notes, as described later in this subsection.

The term “Event of Default” in respect of the 2025 Notes means any of the following:

•	We do not pay the principal (or premium, if any) of any 2025 Note when due.

•	We do not pay interest on any 2025 Note, including any J025 Note, when due, and such default is not cured within 30 days.

•	We remain in breach of a covenant in respect of the 2025 Notes, including the 2025 Notes, for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the 2025 Notes, as a single series).

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days.

An Event of Default for the 2025 Notes does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the 2025 Notes of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the 2025 Notes, as a single series, may declare the entire principal amount of all the 2025 Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the 2025 Notes, as a single series, if  (1) we have deposited with the trustee all amounts due and owing with respect to the 2025 Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity is provided, the holders of a majority in principal amount of the 2025 Notes, as a single series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the 2025 Notes, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all the 2025 Notes, as a single series, must make a written request that the trustee take action because of the default and must offer indemnity and/or security to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•	the holders of a majority in principal amount of the 2025 Notes, as a single series, must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, holders of our 2025 Notes are entitled at any time to bring a lawsuit for the payment of money due on your 2025 Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the 2025 Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the 2025 Notes, as a single series, may waive any past defaults other than:

•	the payment of principal or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or convey or transfer our assets substantially as an entirety, the resulting entity must agree to be legally responsible for our obligations under the 2025 Notes.

•	The merger or sale of assets must not cause a default on the 2025 Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

•	We must deliver certain certificates and documents to the trustee.

Modification or Waiver

There are three types of changes we can make to the indenture and the 2025 Notes.

Changes Requiring Your Approval

First, there are changes that we cannot make to the 2025 Notes without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on the 2025 Notes;

•	reduce any amounts due on the 2025 Notes;

•	reduce the amount of principal payable upon acceleration of the maturity of a 2025 Note following a default;

•	change the place or currency of payment on a 2025 Note;

•	impair your right to sue for payment;

•	reduce the percentage of holders of 2025 Notes whose consent is needed to modify or amend the indenture; and

•	reduce the percentage of holders of 2025 Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the 2025 Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the 2025 Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the 2025 Notes would require the following approval:

•	if the change affects only the 2025 Notes, it must be approved by the holders of a majority in principal amount of the 2025 Notes; and

•	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In both cases, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Majority Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the 2025 Notes:

The 2025 Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. The 2025 Notes will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the 2025 Notes that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of the 2025 Notes, that vote or action may be taken only by persons who are holders of the 2025 Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the 2025 Notes or request a waiver.

Defeasance

“Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the 2025 Notes when due and satisfying any additional conditions 2025 Noted below, we will be deemed to have been discharged from our obligations under the 2025 Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from the restrictive covenants under the indenture relating to the 2025 Notes.

The following defeasance provisions will be applicable to the 2025 Notes:

Covenant Defeasance

Under the Indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the 2025 Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money or money and government securities set aside in trust to repay your 2025 Notes. If we achieve covenant defeasance and your 2025 Notes were subordinated as described under “Indenture Provisions — Ranking” below, such subordination will not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debtholders. In order to achieve covenant defeasance, we must do the following:

•	Since the 2025 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2025 Notes either cash or a combination of cash and U.S. government or U.S. government agency 2025 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2025 Notes on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the 2025 Notes any differently than if we did not make the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments.

•	No default or event of default with respect to the 2025 Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, holders of our 2025 Notes can still look to us for repayment of the 2025 Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the 2025 Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Full Defeasance

We can legally release ourselves from all payment and other obligations on the 2025 Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	Since the 2025 Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the 2025 Notes a combination of money and U.S. government or U.S. government agency 2025 Notes or bonds that will generate enough cash to make interest, principal and any other payments on the 2025 Notes on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing holders to be taxed on the 2025 Notes any differently than if we did not make the deposit. Under current U.S. federal tax law the deposit and our legal release from the 2025 Notes would be treated as though we paid holders their share of the cash and 2025 Notes or bonds at the time the cash and 2025 Notes or bonds were deposited in trust in exchange for your 2025 Notes and you would recognize gain or loss on the 2025 Notes at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

•	Defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•	No default or event of default with respect to the 2025 Notes shall have occurred and be continuing a and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, holders of our 2025 Notes would have to rely solely on the trust deposit for repayment of the 2025 Notes. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Limitation on Restricted Payments Covenant

In addition to any other covenants described in this prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or where securities can be surrendered for payment, payment of taxes by us and related matters, upon (i) the failure to pay interest on any 2025 Note when such interest is due and payable or (ii) the occurrence of an Event of Default and while any such interest payment remains unpaid or such Event of Default is ongoing the indenture prohibits us from:

(1)        declaring or paying any dividend, making any distribution on or in respect of our capital stock or making any similar payment to the direct or indirect holders of our capital stock in their capacity as such;

(2)        purchasing, repurchasing, redeeming, retiring or otherwise acquiring (“Purchase”) for value any capital stock of the Company held by any Person (other than capital stock held by the Company or a subsidiary) or any capital stock of a subsidiary held by any Affiliate of the Company;

(3)        purchasing for value, prior to scheduled maturity, any scheduled repayment of any subordinated obligations; or

(4)        making any investment in any Person.

Form, Exchange and Transfer of Certificated Registered Securities

If registered 2025 Notes cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise, in denominations of $25 and amounts that are multiples of $25.

Holders may exchange their certificated securities for 2025 Notes of smaller denominations or combined into fewer 2025 Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the corporate trust office of the trustee. We have appointed the trustee to act as our agent for registering 2025 Notes in the names of holders transferring 2025 Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to the 2025 Notes provided that a successor trustee is appointed to act with respect to the 2025 Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The 2025 Notes are our direct unsecured obligations and rank:

•	Pari passu with, which means equal to, all of our currently outstanding unsecured unsubordinated indebtedness issued by us, including the approximately $32.9 million principal amount of the 2025 Notes. The 2025 Notes also rank pari passu with our general liabilities, which consist of trade and other payables, including any outstanding dividend payable on our Series A preferred stock, interest and debt fees payable, vendor payables and accrued expenses such as auditor fees, legal fees, director fees, etc. In total, these general liabilities were $48.8 million as of March 31, 2021. We have the ability to issue from time to time other debt securities with terms different from the 2025 Notes and, without consent of the holders thereof, as well as the ability to reopen the 2025 Notes and issue additional 2025 Notes. If we issue additional debt securities, these additional debt securities could rank higher in priority of payment or have a lien or other security interest greater than that accorded to the holders of the 2025 Notes.

•	Senior to any of our future indebtedness that expressly provides it is subordinated to the 2025 Notes. We currently do not have outstanding debt that is subordinated to the 2025 Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the 2025 Notes. Therefore, the 2025 Notes, as currently contemplated, will not be senior to any indebtedness or obligations.

•	Effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently a grant security interest), including our $10,210,000 film acquisition advance from Great Point Media Limited (of which $6,195,174 was outstanding as of March 31, 2021) which is secured by territorial licenses and distribution rights in certain films and productions owned or to be acquired by Screen Media, and our $20.0 million revolving loan commitment from MidCap (of which $18.3 million is outstanding as of June 21, 2021) which is secured by accounts receivable and the contracts underlying such accounts receivable and other related assets, but only to the extent of the value of the assets securing such indebtedness. Because the 2025 Notes will not be secured by any of our assets, they will be effectively subordinated to any existing secured indebtedness, any indebtedness that we may incur in the future, such as a new credit facility, or any indebtedness that is initially unsecured to which we subsequently grant a security interest, to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the 2025 Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the 2025 Notes.

•	Structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and financing vehicles, since the 2025 Notes are obligations exclusively of Chicken Soup for the Soul Entertainment, Inc. and not of any of our subsidiaries. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets.

Book-Entry Procedures

The 2025 Notes are represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the 2025 Notes.

Beneficial interests in the 2025 Notes are represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the 2025 Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

The 2025 Notes were issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issuance of the 2025 Notes, in the aggregate principal amount of such issue, and will be deposited with DTC. Interests in the 2025 Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such 2025 Notes will, therefore, be required by DTC to be settled in immediately available funds. We will not have and neither the Trustee nor the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 1.3 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 131 countries and territories that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the 2025 Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the 2025 Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the 2025 Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the 2025 Notes, except in the event that use of the book-entry system for the 2025 Notes is discontinued.

To facilitate subsequent transfers, all 2025 Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the 2025 Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the 2025 Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the 2025 Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the 2025 Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the 2025 Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the 2025 Notes at any time by giving reasonable notice to us or to the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Listing

Our 2025 Notes are listed for trading on the Nasdaq Global Market under the symbol “CSSEN.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock, or the designation and number or amount of other debt securities, which may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;

•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, preferred stock and common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face-value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to pay any principal or deposit any sinking fund payment when due;

•	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

PLAN OF DISTRIBUTION OF SECURITIES

We are registering up to $1,000,000,000 of our common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby. We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers or a single purchaser; or

•	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a rights offering;

•	exercises of warrants or other rights;

•	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The applicable prospectus supplement will indicate whether a sale is made on a firm commitment or best efforts basis or otherwise. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Global Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the Class A common stock and Series A preferred stock, which are listed on the Nasdaq Global Market under the symbols “CSSE” and “CSSEP”, respectively, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

Sales by Selling Securityholders

We are also registering for resale 1,798,956 shares of Series A preferred stock by the selling securityholder and any of its pledgees, assignees and successors-in-interest.

The selling securityholder and its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholder may use any one or more of the following methods when selling securities:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;

•	Block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	Settlement of short sales;

•	In transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such securities at a stipulated price per security;

•	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	A combination of any such methods of sale; or

•	Any other method permitted pursuant to applicable law.

•	The selling securityholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act , if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Pursuant to a registration rights agreement we previously entered into with the selling securityholder, we are required to pay certain fees and expenses incurred by us and the selling securityholder incident to the registration of the securities. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act pursuant to the terms of such registration rights agreement.

We have agreed to keep the registration statement, which this prospectus forms a part, effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Unless the shares of Series A preferred stock registered pursuant to the registration statement of which this prospectus forms a part are sold pursuant to this prospectus, Rule 144 under the Securities Act or another federal securities law exemption, the shares of Series A preferred stock covered by this prospectus will be sold only (a) through registered or licensed brokers or dealers if required under applicable state securities laws and (b) otherwise in compliance with all applicable state securities laws.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Series A preferred stock offered pursuant to this prospectus may not simultaneously engage in market making activities with respect to the Series A preferred stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Series A preferred stock offered pursuant to this prospectus by the selling securityholder or any other person. We will make copies of this prospectus available to the selling securityholder and have informed the selling securityholder of the need to deliver a copy of this prospectus to each subscriber of shares of Series A preferred stock offered pursuant to this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and certain of its partners and family members own shares of the Class A common stock and Class W warrants to purchase shares of Class A common stock of CSSE and certain Class B membership interests in Chicken Soup for the Soul Holdings, LLC, our ultimate parent company.

EXPERTS

The consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and subsidiaries as of December 31, 2020 and 2019, and for the years ended December 31, 2020 and 2019, have been incorporated by reference herein to the Annual Report on Form 10-K for the year ended December 31, 2020, in reliance upon the report of Rosenfield and Company, PLLC, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus have been audited by Moss Adams LLP, independent auditors, as stated in their report (which expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern). Such financial statements of such firm have been incorporated by reference given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the resale of the Series A preferred stock offered hereby. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the web address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.cssentertainment.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021 (“2020 Form 10-K”);

•	our quarterly report on Form 10-Q for the three-month period ended March 31, 2021 filed with the SEC on May 13, 2021;

•	the portion of our proxy statement on Schedule 14A filed with the SEC on April 30, 2021 which are incorporated by reference into our 2020 Form 10-K;

•	our registration statement on Form 8-A effective on August 17, 2017, registering our Class A common stock under Section 12(b) of the Exchange Act;

•	our registration statement on Form 8-A effective on June 26, 2018, registering our Series A preferred stock under Section 12(b) of the Exchange Act;

•	our registration statement on Form 8-A effective on July 17, 2020 registering our 2025 Notes under Section 12(b) of the Exchange Act; and

•	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed on January 15, 2021, January 19, 2021, January 20, 2021, February 17, 2021, March 9, 2021, March 16, 2021, April 9, 2021, April 16, 2021, May 17, 2021, May 25, 2021, May 27, 2021, June 11, 2021, June 21, 2021, June 24, 2021, July 1, 2021, July 2, 2021, July 8, 2021, July 16, 2021, August 12, 2021, August 18, 2021, September 17, 2021, October 18, 2021, November 9, 2021, November 10, 2021, November 18, 2021, December 17, 2021, January 11, 2022 and January 18, 2022.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Ave., Floor 2W, Cos Cob, Connecticut 06807, telephone number (855) 398-0443. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

PRELIMINARY PROSPECTUS SUPPLEMENT

______ shares of Class A common stock

March     , 2023

Sole Managing Underwriter

Craig-Hallum